EXECUTION COPY













                                CREDIT AGREEMENT


                                     among

                             CHARTWELL LEISURE INC.
                       (formerly NATIONAL LODGING CORP.),


                            CHARTWELL CANADA CORP.,


                                 VARIOUS BANKS,


                            THE BANK OF NOVA SCOTIA,
                             as SYNDICATION AGENT,


                           THE CHASE MANHATTAN BANK,
                            as ADMINISTRATIVE AGENT




                                _______________

                          Dated as of August 28, 1996

                                _______________





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                               TABLE OF CONTENTS

SECTION 1.      Amount and Terms of Credit..............................  1
         1.01   The Commitments.........................................  1
         1.02   Minimum Amount of Each Borrowing........................  3
         1.03   Notice of Borrowing.....................................  3
         1.04   Disbursement of Funds...................................  4
         1.05   Notes...................................................  4
         1.06   Conversions.............................................  5
         1.07   Pro Rata Borrowings.....................................  5
         1.08   Interest................................................  5
         1.09   Interest Periods........................................  6
         1.10   Increased Costs, Illegality, etc........................  7
         1.11   Compensation............................................  9
         1.12   Change of Lending Office................................  9
         1.13   Replacement of Banks.................................... 10
         1.14   Joint and Several Obligations........................... 10

SECTION 2.      Letters of Credit....................................... 10
         2.01   Letters of Credit....................................... 11
         2.02   Minimum Stated Amount................................... 12
         2.03   Letter of Credit Requests............................... 12
         2.04   Letter of Credit Participations......................... 12
         2.05   Agreement to Repay Letter of Credit Drawings............ 13
         2.06   Increased Costs......................................... 14

SECTION 3.      Fees: Reductions of Commitment.......................... 15
         3.01   Fees.................................................... 15
         3.02   Voluntary Termination of Unutilized Commitments......... 15
         3.03   Mandatory Reduction of Commitments...................... 16

SECTION 4.      Prepayments; Payments; Taxes............................ 18
         4.01   Voluntary Prepayments................................... 18
         4.02   Mandatory Payments...................................... 19
         4.03   Method and Place of Payment............................. 20
         4.04   Net Payments; Taxes..................................... 20

SECTION 5.      Conditions Precedent to Extensions of Credit on
                the Initial Borrowing Date.............................. 21
         5.01   Execution of Agreement, Notes........................... 21
         5.02   Officer's Certificate................................... 21
         5.03   Fees, etc............................................... 21
         5.04   Opinion of Counsel...................................... 21
         5.05   Corporate Documents; Proceedings, etc................... 22
         5.06   Refinancing............................................. 22
         5.07   Pledge Agreement........................................ 22
         5.08   Guaranties.............................................. 22
         5.09   Adverse Change.......................................... 22
         5.10   Litigation.............................................. 23
         5.11   Solvency Certificate and Insurance Certificates......... 23
         5.12   Pro Forma Financial Information; Projections............ 23

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         5.13   Approvals, etc.......................................... 23
         5.14   Cash on Hand............................................ 23
         5.15   Absence of Downgrade.................................... 23
         5.16   HFS Subordination Agreement............................. 24
         5.17   Additional Equity....................................... 24
         5.18   Additional Financial Statements......................... 24

SECTION 6.      Conditions Precedent to Extensions of Credit on
                the Canadian Borrowing Date............................. 24
         6.01   Consummation of the Canadian Acquisition................ 24
         6.02   Officer's Certificate................................... 25
         6.03   Adverse Change.......................................... 25
         6.04   Litigation.............................................. 25
         6.05   Environmental Assessments............................... 25
         6.06   Approvals, etc.......................................... 25
         6.07   Security Agreement...................................... 25

SECTION 7.      Conditions Precedent to All Credit Events............... 26
         7.01   No Default; Representations and Warranties.............. 26
         7.02   Adverse Change, etc..................................... 26
         7.03   Litigation.............................................. 26
         7.04   Notice of Borrowing; Letter of Credit Request........... 26
         7.05   Certain Requirements With Respect to Loans
                Incurred to Effect Permitted Hotel Acquisitions......... 27

SECTION 8.      Representations and Warranties.......................... 27
         8.01   Corporate and Partnership Status........................ 27
         8.02   Corporate or Partnership Power and Authority............ 27
         8.03   No Violation............................................ 27
         8.04   Governmental Approvals.................................. 28
         8.05   Financial Statements; Financial Condition;
                Undisclosed Liabilities; Projections, etc............... 28
         8.06   Litigation.............................................. 29
         8.07   True and Complete Disclosure............................ 29
         8.08   Use of Proceeds; Margin Regulations..................... 30
         8.09   Tax Returns and Payments................................ 30
         8.10   Compliance with ERISA................................... 30
         8.11   The Security Documents.................................. 31
         8.12   Representations and Warranties in Documents............. 31
         8.13   Properties.............................................. 31
         8.14   Capitalization.......................................... 32
         8.15   Subsidiaries, Joint Ventures, Unrestricted
                Subsidiaries............................................ 32
         8.16   Compliance with Statutes, etc........................... 32
         8.17   Investment Company Act.................................. 32
         8.18   Public Utility Holding Company Act...................... 32
         8.19   Environmental Matters................................... 32
         8.20   Labor Relations......................................... 33
         8.21   Patents, Licenses, Franchises and Formulas.............. 33

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         8.22   Indebtedness............................................ 33
         8.23   Canadian Acquisition; Recapitalization.................. 33

SECTION 9.      Affirmative Covenants................................... 34
         9.01   Information Covenants................................... 34
         9.02   Books, Records and Inspections.......................... 36
         9.03   Maintenance of Property, Insurance...................... 36
         9.04   Corporate Franchises.................................... 37
         9.05   Compliance with Statutes, etc........................... 37
         9.06   Compliance with Environmental Laws...................... 37
         9.07   ERISA................................................... 37
         9.08   End of Fiscal Years; Fiscal Quarters.................... 38
         9.09   Performance of Obligations.............................. 38
         9.10   Payment of Taxes........................................ 38
         9.11   Hotel Franchisors....................................... 38
         9.12   Joint Venture Distributions............................. 38
         9.13   Corporate Separateness.................................. 39
         9.14   Management Agreements................................... 39

SECTION 10.     Negative Covenants...................................... 39
         10.01  Liens................................................... 39
         10.02  Consolidation, Merger, Purchase or Sale of
                Assets, etc............................................. 41
         10.03  Restricted Payments..................................... 43
         10.04  Indebtedness............................................ 44
         10.05  Advances, Investments and Loans......................... 47
         10.06  Transactions with Affiliates............................ 50
         10.07  Capital Expenditures.................................... 51
         10.08  Minimum Consolidated Net Worth.......................... 52
         10.09  Consolidated Interest Coverage Ratio.................... 52
         10.10  Consolidated Current Ratio.............................. 52
         10.11  Total Leverage Ratio.................................... 52
         10.12 Limitation on Payments of Certain Indebtedness, Modifications of Certain Indebtedness,
                Modifications of Certificate of Incorporation,
                By-Laws and Certain Agreements, etc..................... 52
         10.13  Limitation on Certain Restrictions on
                Subsidiaries and Joint Ventures......................... 53
         10.14  Limitation on Issuance of Capital Stock................. 53
         10.15  Business................................................ 53
         10.16  Limitation on Creation of Subsidiaries;
                Unrestricted Subsidiaries and Joint Ventures............ 53

SECTION 11.     Events of Default....................................... 54
         11.01  Payments................................................ 54
         11.02  Representations......................................... 54
         11.03  Covenants............................................... 54
         11.04  Default Under Other Agreements.......................... 54
         11.05  Bankruptcy, etc......................................... 55

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         11.06  ERISA................................................... 55
         11.07  Security Documents...................................... 55
         11.08  Guaranty................................................ 56
         11.09  HFS Subordination Agreement............................. 56
         11.10  Judgments............................................... 56
         11.11  HFS Franchise Agreements, etc........................... 56
         11.12  Total Unrestricted Subsidiary Leverage Ratio............ 56
         11.13  Unrestricted Subsidiary Tax Payments.................... 56

SECTION 12.     Definitions and Accounting Terms........................ 57
         12.01  Defined Terms........................................... 57

SECTION 13.     The Agents.............................................. 82
         13.01  Appointment............................................. 82
         13.02  Nature of Duties........................................ 82
         13.03  Lack of Reliance on the Agents.......................... 82
         13.04  Certain Rights of the Agents............................ 82
         13.05  Reliance................................................ 82
         13.06  Indemnification......................................... 83
         13.07  The Agents in their Individual Capacities............... 83
         13.08  Holders................................................. 83
         13.09  Resignation by the Agents............................... 83

SECTION 14.     Miscellaneous........................................... 84
         14.01  Payment of Expenses, etc................................ 84
         14.02  Right of Setoff......................................... 84
         14.03  Notices................................................. 85
         14.04  Benefit of Agreement.................................... 85
         14.05  No Waiver; Remedies Cumulative.......................... 86
         14.06  Payments Pro Rata....................................... 86
         14.07  Calculations; Computations.............................. 87
         14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                VENUE; WAIVER OF JURY TRIAL............................. 87
         14.09  Counterparts............................................ 88
         14.10  Effectiveness........................................... 88
         14.11  Headings Descriptive.................................... 88
         14.12  Amendment or Waiver; etc................................ 88
         14.13  Survival................................................ 89
         14.14  Domicile of Loans....................................... 89
         14.15  Confidentiality......................................... 89
         14.16  Register................................................ 90
         14.17  Limitation on Additional Amounts, etc................... 90
         14.18  Certain Provisions Regarding Joint Ventures............. 90
         14.19  Judgment; Currency...................................... 91



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SCHEDULE I       Commitments
SCHEDULE II      Bank Addresses
SCHEDULE III     [INTENTIONALLY OMITTED]
SCHEDULE IV      Real Property
SCHEDULE V       Subsidiaries and Joint Ventures
SCHEDULE VI      Existing Indebtedness
SCHEDULE VII     Insurance
SCHEDULE VIII    Existing Liens
SCHEDULE IX      Existing Investments
SCHEDULE X       Certain Joint Ventures
SCHEDULE XI      Litigation
SCHEDULE XII     Identified Capital Expenditures

EXHIBIT A        Notice of Borrowing
EXHIBIT B-1      Revolving Note
EXHIBIT B-2      Swingline Note
EXHIBIT B-3      Revolving Canadian Note
EXHIBIT C        Letter of Credit Request
EXHIBIT D        Section 4.04(b)(ii) Certificate
EXHIBIT E        Officer's Certificate
EXHIBIT F        Pledge Agreement
EXHIBIT G-1      HFS Guaranty
EXHIBIT G-2      Subsidiaries Guaranty
EXHIBIT G-3      Company Guaranty
EXHIBIT H        Officer's Solvency Certificate
EXHIBIT I        HFS Subordination Agreement
EXHIBIT J        HFS Subordinated Note
EXHIBIT K        Assignment and Assumption Agreement
EXHIBIT L-1      Form of Travelodge Franchise Agreement
EXHIBIT L-2      Form of Ramada Franchise Agreement
EXHIBIT M-1      Form of Opinion of Counsel to HFS
EXHIBIT M-2      Form of Opinion of Counsel to the Borrowers
EXHIBIT M-3      Form of Opinion of General Counsel to the Borrower
EXHIBIT N        Form of Permitted Subordinated Indebtedness
                 Subordination Provisions
EXHIBIT O        Form of Security Agreement

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          CREDIT AGREEMENT, dated as of August 28, 1996, among CHARTWELL
LEISURE INC. (the "Company"), CHARTWELL CANADA CORP. (the "Canadian Borrower"), the Banks party hereto from time to time, THE BANK OF NOVA SCOTIA, as Syndication Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent (all capitalized terms used herein and defined in Section 12 are used herein as therein defined).


                             W I T N E S S E T H :


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Company and the Canadian Borrower the respective credit facilities provided for herein:


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.

          1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make a loan or loans (each a "Revolving $ Loan" and, collectively, the "Revolving $ Loans") to the Company in an aggregate amount up to but not exceeding such Bank's Revolving Loan Commitment, which Revolving $ Loans:

          (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date;

          (ii) shall, at the option of the Company, be $ Base Rate Loans or $ Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving $ Loans comprising the same Borrowing shall at all times be of the same Type;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time less the product of
     (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time, (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the Dollar Equivalent Amount of Revolving Loans at such time; and

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          (v) shall not exceed for all Banks at any time outstanding the Total
     Revolving Loan Commitment at such time less the sum of (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time, (y) the aggregate principal amount of all Swingline Loans then outstanding and (z) the Dollar Equivalent Amount of Revolving Loans at such time.

          (b) Subject to and upon the terms and conditions herein set forth Chase in its individual capacity agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company in an aggregate principal amount up to but not exceeding the Swingline Commitment which Swingline Loans (i) shall be made and maintained as $ Base Rate Loans, (ii) shall not exceed at any time outstanding the Swingline Commitment, (iii) shall not exceed in aggregate principal amount at any time outstanding the Total Revolving $ Loan Commitment then in effect less
(x) the Dollar Equivalent Amount of the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid at such time with the proceeds of, and simultaneously with the occurrence of, the borrowing of Loans) at such time, and (iv) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Expiry Date, all Swingline Loans shall be repaid in full. Chase shall not make any Swingline Loan after receiving a written notice from the Company or any Bank stating that a Default or an Event of Default exists and is continuing until such time as Chase shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice (which notice of rescission such Person or Persons shall deliver to Chase promptly upon the discontinuance of such Default or Event of Default) or (ii) the waiver of such Default or Event of Default in accordance with this Agreement. Also, Chase shall have no obligation to make any Swingline Loan in the event a Bank Default exists unless Chase has entered into arrangements satisfactory to it and the Company to eliminate Chase's risk with respect to any such Defaulting Bank's or Banks' obligations to fund Mandatory Borrowings, including by collateralizing such Defaulting Bank's or Banks' Adjusted Percentages of the Swingline Loans outstanding from time to time. On any Business Day, Chase may, in its sole discretion, give notice to the Banks that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving $ Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 11.05), in which case a Borrowing of Revolving $ Loans constituting $ Base Rate Loans (each such Borrowing, a

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"Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each such Banks's Adjusted Percentage and the proceeds thereof shall be applied directly to Chase to repay such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make such Revolving $ Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for a Borrowing specified in Section 1.02, (ii) whether any conditions specified in Section 5, 6 or 7 are then satisfied, (iii) the date of such Mandatory Borrowing and (iv) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Bank hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty), by assignment, such outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages, provided that, all interest payable on such Swingline Loans shall be for the account of Chase until the date the respective purchase is made and, to the extent attributable to such purchase, shall be payable to such Bank purchasing same from and after such date of purchase.

          (c) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make a loan or loans (each a "Revolving C$ Loan" and, collectively, the "Revolving C$ Loans") to the Canadian Borrower in an aggregate amount up to but not exceeding such Bank's Revolving C$ Loan Commitment, which Revolving C$ Loans:

          (i) shall be made at any time and from time to time on and after the Canadian Borrowing Date and prior to the Final Maturity Date;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed for any Bank at any time outstanding the Revolving C$ Loan Commitment of such Bank at such time;

          (iv) shall not exceed for all Banks at any time outstanding the Total C$ Revolving Loan Commitment at such time;


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          (v) shall have a Dollar Equivalent Amount which shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time less the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time, (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the Revolving $ Loans at such time; and

          (vi) shall have a Dollar Equivalent Amount which shall not exceed for all Banks at any time outstanding the Total Revolving Loan Commitment at such time less the sum of (x) the aggregate amount of the Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans),
     (y) the aggregate principal amount of all Swingline Loans then outstanding and (z) the Revolving $ Loans at such time.

The Canadian Borrower may not borrow Revolving C$ Loans more than once in any period of 30 consecutive days. The Revolving C$ Loans shall bear interest at the rate set forth in Section 1.08(c) (subject to the provisions of Section 1.08(d)).

          (d) Notwithstanding anything to the contrary contained herein, prior to the Canadian Borrowing Date (i) the Total Outstandings shall not exceed $85,000,000 and (ii) the Canadian Borrower may not borrow or have Letters of Credit issued for its account under this Agreement.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving $ Loans shall not be less than $1,000,000 (except that Mandatory Borrowings shall be made in the amounts required by Section 1.01(b)), and the aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $50,000. The aggregate principal amount of each Borrowing of Revolving C$ Loans shall not be less than C$1,000,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever a Borrower desires to borrow Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each $ Base Rate Loan, at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each $ Eurodollar Loan to be made hereunder and at least four Business Days' prior written

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notice (or telephone notice promptly confirmed in writing) of each Revolving C$
Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify (i) the name of such Borrower, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the Loans being made pursuant to such Borrowing are Revolving $ Loans or Revolving C$ Loans, (v) whether the Loans being made are to be initially maintained as $ Base Rate Loans, $ Eurodollar Loans or C$ Eurodollar Loans and (vi) in the case of Eurodollar Loans, the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Whenever the Company desires to borrow Swingline Loans hereunder, it shall give the Administrative Agent no later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of such Borrowing. Each such notice shall be irrevocable and specify in each case (i) the date of Borrowing (which shall be a Business Day) and (ii) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing. The Administrative Agent shall promptly give Chase written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

          (c) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(b), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (d) Without in any way limiting the obligation of either Borrower to confirm in writing any telephonic notice of any Borrowing, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice.


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          1.04 Disbursement of Funds. No later than 12:00 Noon (2:00 P.M. in the case of Swingline Loans) (New York time) on the date specified in each Notice of Borrowing (or, in the case of Swingline Loans, the notice delivered under Section 1.03(b)), each Bank will make available its pro rata portion of each Borrowing (or, in the case of Swingline Loans, Chase will make available the entire amount of such Borrowing) requested to be made on such date. All such amounts shall be made available in Dollars or Canadian Dollars, as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at the Payment Office, in Dollars or Canadian Dollars, as the case may be, and in immediately available funds, the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made available such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower and such Borrower, to the extent such Borrower has been funded such amount, shall within one day thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank (a) at the overnight Federal Funds Rate, in the case of Revolving $ Loans, and (b) at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in Canadian Dollars, in the case of Revolving C$ Loans, and (ii) if recovered from a Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.


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          1.05 Notes. (a) The Company's obligation to pay the principal of, and interest on, the Revolving $ Loans made to it by each Bank shall be evidenced by (i) if Revolving $ Loans, a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving $ Note" and, collectively, the "Revolving $ Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Canadian Borrower's obligation to pay the principal of, and interest on, the Revolving C$ Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving C$ Note" and, collectively, the "Revolving C$ Notes").

          (c) The Revolving $ Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving $ Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the $ Base Rate Loans and $ Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to Chase shall (i) be executed by the Company, (ii) be payable to the order of Chase and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Swingline Commitment and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08(a) in respect of the $ Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory prepayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Revolving C$ Note issued to each Bank shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving C$ Loan Commitment of such Bank and be

                                       7

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


payable in the outstanding principal amount of the Loans evidenced thereby,
(iv) mature on the Final Maturity Date, (v) bear interest as provided in
Section 1.08 in respect of Revolving C$ Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory prepayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect either Borrower's obligations in respect of such Loans.

          1.06 Conversions. (a) The Company shall have the option to convert, on any Business Day, at least $1,000,000 of the outstanding principal amount of Revolving $ Loans made to the Company pursuant to one or more Borrowings of one or more Types of Revolving $ Loans into a Borrowing or Borrowings of another Type of Revolving Loan, provided that (i) except as otherwise provided in
Section 1.10(b), $ Eurodollar Loans may be converted into $ Base Rate Loans only on the last day of an Interest Period applicable to the Revolving $ Loans being converted and no partial conversion of a Borrowing of $ Eurodollar Loans shall reduce the outstanding principal amount of such $ Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000; (ii) upon the occurrence and during the continuance of any Event of Default, $ Base Rate Loans may not be converted into $ Eurodollar Loans if the Administrative Agent (acting at the instruction of the Required Banks) has notified the Company that such conversions shall not be permitted during the continuance of an Event of Default; and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 1.02. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Revolving $ Loans to be so converted, the Borrowing(s) pursuant to which such Revolving $ Loans were made and, if to be converted into $ Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving $ Loans being converted.

          (b) Swingline Loans shall be made and maintained as $ Base Rate
Loans.

                                       8

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          1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08 Interest. (a) The Company agrees to pay interest in respect of the unpaid principal amount of each $ Base Rate Loan made to the Company from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such $ Base Rate Loan and (ii) the conversion of such $ Base Rate Loan to a $ Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Company agrees to pay interest in respect of the unpaid principal amount of each $ Eurodollar Loan made to the Company from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such $ Eurodollar Loan and (ii) the conversion of such $ Eurodollar Loan to a $ Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) The Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each C$ Eurodollar Loan made to the Canadian Borrower from the date the proceeds thereof are made available to the Canadian Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such C$ Eurodollar Loan and (ii) the conversion of such C$ Eurodollar Loan pursuant to Section 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to $ Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loan, in each case with such interest to be payable on demand.


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          (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each $ Base Rate Loan, quarterly in arrears on each Quarterly
Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the applicable Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day (or the fourth Business Day in the case of a C$ Eurodollar Loan) prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the applicable Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month or, to the extent available to each Bank, nine or twelve month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including, in the case of $ Eurodollar Loans, the date of any conversion thereto from a $ Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

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


          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) upon the occurrence and during the continuance of any Event of Default, no Interest Period may be selected if the Administrative Agent (acting at the instruction of the Required Banks) has notified the applicable Borrower that selections of Interest Periods shall not be permitted during the continuance of an Event of Default;

          (vi) no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Final Maturity Date; and

          (vii) no Interest Period in respect of any Borrowing of any Revolving Loans shall be selected which extends beyond any date upon which a mandatory repayment of Revolving Loans will be required to be made under
     Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are $ Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of $ Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such $ Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such $ Eurodollar Loans into $ Base Rate Loans, effective as of the expiration date of such current Interest Period. If the Canadian Borrower has failed to select an Interest Period for a C$ Eurodollar Loan at least four Business Days prior to the expiration of the Interest Period applicable to such C$ Eurodollar Loan, the Canadian Borrower shall be deemed to have selected a one month Interest Period to apply such C$ Eurodollar Loan upon the expiration of the current Interest Period therefor.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but with respect to clause (i) below, may be made only by the Administrative Agent):

C/M  11752.0000 414856.1

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the juris-diction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement adversely affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; or

          (iv) at any time that Canadian Dollars are not available due to market conditions in sufficient amounts, as determined in good faith by such Bank, to fund any Borrowing of Revolving C$ Loans;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower and, except in the case of clause (i) above, to the

C/M  11752.0000 414856.1

Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the applicable Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the applicable Borrower with respect to Eurodollar Loans which have not yet been borrowed (including by way of conversion) shall be deemed rescinded by the applicable Borrower, (x) in the case of clause (ii) above the applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the applicable Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Revolving C$ Loans shall no longer be available until such time as the Administrative Agent notifies the Canadian Borrower and the Banks that the circumstances giving rise to such notice by the applicable Bank no longer exists, and any Notice of Borrower given by the Canadian Borrower with respect to Revolving C$ Loans which have not yet been borrowed shall be deemed rescinded by the Canadian Borrower. Each of the Administrative Agent and each Bank agrees that if it gives notice to a Borrower of any of the events described in clause (i), (iii) or (iv) above, it shall promptly notify the applicable Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert $ Base Rate Loans into $ Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent

C/M  11752.0000 414856.1
pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days (four Business Days in the case of Revolving C$ Loans) written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a $ Base Rate Loan, in the case of $ Eurodollar Loans, or a Loan denominated in Canadian Dollars having an interest rate comparable to the Base Rate as determined in the sole discretion of the affected Bank, in the case of C$ Eurodollar Loans, as the case may be, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b). If at any time the making or continuance of any Revolving C$ Loan, or any giving effect to the obligations of a Bank in respect thereof, has been made unlawful by any law coming into force or by any change since the date of this Agreement in any applicable law or regulation or in the interpretation or application thereof by any court or any statutory board or commission, then the Canadian Borrower, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, and subject to Section 4.02(b), shall repay such Revolving C$ Loan in full.

          (c) If at any time any Bank determines that the introduction after the Effective Date of, or any change after the Effective Date in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the Effective Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, within 15 days after its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any Borrower's Obligations to pay additional amounts pursuant to this Section

C/M  11752.0000 414856.1

1.10(c). A Borrower shall not be required to pay additional amounts pursuant to this Section 1.10(c) unless it has received the written notice described in the prior sentence (which notice need not be given during an Event of Default under Section 11.05).

          (d) In the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Revolving C$ Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Revolving C$ Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Revolving C$ Loans or in Section 1.10(a)(ii), such Bank shall promptly notify the Canadian Borrower in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail in computation of such additional amounts) and the Canadian Borrower shall pay to such Bank such specified amounts as additional interest at the time that the Canadian Borrower is otherwise required to pay interest in respect of such Revolving C$ Loan or, if later, on written demand therefor by such Bank.

          1.11 Compensation. Each applicable Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 11), prepayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period

C/M  11752.0000 414856.1
with respect thereto; (iii) if any prepayment of any of the Eurodollar Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or on the date that such prepayment is required under this Agreement; or (iv) as a consequence of any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 1.10(d), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or Mandatory Borrowings or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 14.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company shall have the right, if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), and in the case of an Eligible Transferee which is not then a Bank under this Agreement, each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided, that:

          (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Commitments and all outstanding Loans of, and in each case participations in Letters of Credit by, the

C/M  11752.0000 414856.1

     Replaced Bank and, in connection therewith, shall pay, in the applicable Currency, to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and are accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) the Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank; and

          (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) accrued through the date of replacement shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the respective Borrowers, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06,
4.04 and 14.01), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          1.14 Joint and Several Obligations. The Company shall be jointly and severally obligated as a primary obligor for the obligations of the Canadian Borrower under this Agreement.

          SECTION 2. Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, each Borrower may request the Issuing Bank to issue, at any time and from time to

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C/M  11752.0000 414856.1
time on and after the Initial Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or (ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, (x) for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable standby letters of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank in support of such L/C Supportable Indebtedness and (y) for the account of such Borrower and for the benefit of sellers of goods to the Company or any of its Subsidiaries, irrevocable sight trade letters of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit and trade letter of credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

          (b) The Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Initial Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or
(ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, in each case following its receipt of the respective Letter of Credit Request, issue for the account of a Borrower one or more Letters of Credit in support of such sellers of goods referred to in Section 2.01(a)(y) or such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder; provided that the Issuing Bank shall be under no obli- gation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the

C/M  11752.0000 414856.1
     date hereof and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

          (iii) a Bank Default exists unless the Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate the Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Adjusted Percentage of the Letter of Credit Outstandings.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $50,000,000 or (y) when added to the Dollar Equivalent Amount of the aggregate principal amount of all Revolving Loans and Swingline Loans made by Non-Defaulting Banks then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment then in effect, (ii)(x) each standby Letter of Credit shall by its terms terminate on or before the date which occurs twelve months after the date of the issuance thereof (although each standby Letter of Credit may be extendable for successive periods of up to twelve months, but not beyond the third Business Day preceding the Final Maturity Date, on terms acceptable to the Issuing Bank) and (y) each trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such trade Letter of Credit's date of issuance and (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the third Business Day preceding the Final Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date.

          2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank, provided that in each calendar quarter up to five Letters of Credit may be issued having an initial Stated Amount of greater than $10,000 and less than $100,000.

          2.03 Letter of Credit Requests. (a) Whenever a Borrower desires that a Letter of Credit be issued for its account, such Borrower shall give the Administrative Agent and the Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the Issuing Bank in any given case)

C/M  11752.0000 414856.1
written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5, 6 or 7, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then the Issuing Bank shall issue the requested Letter of Credit for the account of such Borrower in accordance with the Issuing Bank's usual and customary practices.

          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, other than the Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower for whose account such Letter of Credit was issued under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 14.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to the Borrower for whose account such Letter of Credit was issued or any Bank.

C/M  11752.0000 414856.1

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower for whose account such Letter of Credit was issued shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Adjusted Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Issuing Bank such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

C/M  11752.0000 414856.1

          (e) Immediately after the issuance of, or amendment to, a standby Letter of Credit, the Issuing Bank shall immediately notify the Administrative Agent and each Participant of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued standby Letter of Credit or amendment, as the case may be.

          (f) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any other Credit Document;

          (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank, the Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) Each Borrower for whose account a Letter of Credit is issued hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the Issuing Bank at such location as may otherwise have been agreed upon by the Company and the Issuing Bank), for any payment or dis- bursement made by the Issuing Bank under such Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"),

C/M  11752.0000 414856.1
immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the applicable Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin plus the Base Rate in effect from time to time, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Company by the Administrative Agent or the Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the applicable Borrower) at a rate per annum which shall be the sum of the Applicable Margin plus the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand, it being understood and agreed, however, that the notice referred to in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall bear interest at the rate provided in the foregoing proviso from the third Business Day following the respective payment or disbursement). The Issuing Bank shall give the Company prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish either Borrower's obligations hereunder.

          (b) The obligation of each applicable Borrower under this Section
2.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or any of its Subsidiaries may have or have had against any Bank (including in its capacity as Issuing Bank, or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that a Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to either Borrower.


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

          2.06 Increased Costs. If at any time the Issuing Bank or any Participant determines that the introduction after the Effective Date of or any change after the Effective Date in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change after the Effective Date in generally acceptable accounting principles shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder with respect to Letters of Credit or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by the Issuing Bank or any Participant (a copy of which demand shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this
Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Company. The Company shall not be required to pay additional amounts pursuant to this
Section 2.06 unless it has received the written notice described in the second preceding sentence (which notice need not be given during an Event of Default under Section 11.05).

C/M  11752.0000 414856.1

          SECTION 3. Fees: Reductions of Commitment.

          3.01 Fees. (a) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the rate set forth under the column captioned "Commitment Fee" in the definition of "Applicable Margin" set forth in Section 12.01 hereof, as in effect from time to time, on the Unutilized Revolving Loan Commitment of such Non-Defaulting Bank as in effect from time to time. Accrued and unpaid Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for $ Eurodollar Loans, as in effect, from time to time, on the daily Stated Amount of such Letter of Credit. Accrued and unpaid Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

          (c) The Company agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its own account hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, equal to the higher of (i) $500 (the "Minimum Facing Fee") and (ii) the rate per annum agreed to in writing by the Issuing Bank in respect of such Letter of Credit, on the daily Stated Amount of such Letter of Credit. The Minimum Facing Fee, if applicable, is due and payable on the date of issuance of such Letter of Credit and each annual anniversary date or extension date thereof. In addition, all other accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

C/M  11752.0000 414856.1

          (d) The Company agrees to pay to the Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit such amount as shall at the time of such event be the administrative charge and expense which the Issuing Bank generally imposes in connection with such occurrence with respect to letters of credit.

          (e) The Company agrees to pay to each Agent, for such Agent's own account, such other fees as have been agreed to in writing by the Company and such Agent.

          3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (v) each reduction shall apply to reduce the then remaining Scheduled Commitment Reductions pro rata based upon the then remaining amount of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto, (w) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank, (x) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction, (y) each such reduction of the Total Revolving Loan Commitment shall reduce the Total Revolving C$ Loan Commitments ratably and (z) each such reduction shall apply proportionately to permanently reduce the Revolving C$ Loan Commitment of each Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 14.12(b), the Company may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) and subject to obtaining the consents required by Section 14.12(b) terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such

C/M  11752.0000 414856.1
time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such repaid Bank.

          3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment and Swingline Commitment of each
Bank) shall terminate in its entirety on August 30, 1996 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 on each date set forth below, the Total Revolving Loan Commitment shall be reduced by the amount set forth opposite such date (each such reduction as the same may be reduced as provided in Sections 3.02(a) and 3.03(g), a "Scheduled Commitment Reduction" and each such date, a "Scheduled Commitment Reduction Date"):


          Scheduled Commitment Reduction Date Amount

          August 15, 1998                      $7,500,000
          February 15, 1999                     7,500,000
          August 15, 1999                      10,000,000
          February 15, 2000                    10,000,000
          August 15, 2000                      10,000,000
          February 15, 2001                    10,000,000
          August 15, 2001                      10,000,000
          February, 2002                       10,000,000
          Final Maturity Date                  75,000,000

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which any Subsidiaries of the Company or any Joint Ventures receives any proceeds from any capital contribution or any sale or issuance of its equity (but excluding proceeds from capital contributions to, or equity investments in, any Subsidiary or Joint Venture of the Company to the extent made by the Company, any other Subsidiary of the Company or the respective joint venture partner of such Joint Venture), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Net Cash Proceeds of the

C/M  11752.0000 414856.1
respective capital contribution or sale or issuance (or in the case of any capital contribution to, or any sale or issuance of equity by, any Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Company's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Company or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Company or a Wholly-Owned Subsidiary thereof)), in each case in accordance with the requirements of Section 3.03(g); provided that, so long as no Default or Event of Default then exists, the Total Revolving Loan Commitment shall not be required to be reduced pursuant to the requirements of this
Section 3.03(c) at any time to an amount which is less than the Guaranty Amount then in effect.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which the Company or any of its Subsidiaries or Joint Ventures receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds therefrom (or, in the case of any Asset Sale by a Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Company's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Company or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Company or a Wholly-Owned Subsidiary thereof)) in each case in accordance with the requirements of
Section 3.03(g), provided that so long as no Default or Event of Default then exists, (i) the Net Cash Proceeds of any Asset Sale pursuant to Section 10.02(ii) shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest such Net Cash Proceeds in equipment or materials within 365 days after the respective date of sale or, in lieu thereof, commit to so invest such Net Cash Proceeds within 365 days after such date of sale and actually expend the funds pursuant to such commitment within 365 days after such date of sale, and (ii) the Net Cash Proceeds from the sale of any Existing Investment, the sale of the equity interests in any Joint Venture, the sale of any Hotel Property or from any Recovery Event shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that (A) the Company delivers a certificate to the Administrative Agent stating that it intends to utilize the Net Cash Proceeds therefrom to make Permitted Hotel Acquisitions pursuant to Sections 10.02(ix) and/or 10.05(viii) (and/or, in the case of the Net Cash Proceeds from a

C/M  11752.0000 414856.1

Recovery Event, to replace or restore any properties or assets in respect of which such proceeds are paid), other Investments permitted under Section 10.05 or Capital Expenditures permitted under Section 10.07 within 365 days after the date of the respective Asset Sale, or make Investment Commitments for a Permitted Hotel Acquisition within 365 days after the date of the respective Asset Sale and actually make the respective Permitted Hotel Acquisition (or effect such replacement or restoration, as the case may be), Investment or Capital Expenditure within 365 days after the date of the respective Asset Sale and (B) after giving effect to any election pursuant to this clause (ii), the Reinvestment Amount shall at no time outstanding exceed $25,000,000, provided, further, that with respect to each of clauses (i) and (ii) of the immediately preceding proviso, if all or any portion of the Net Cash Proceeds of the respective Asset Sale are not in fact utilized for the purposes permitted by said clauses within 365 days after the respective date of such Asset Sale (or committed to be so used within 365 days and actually applied within 365 days after the date of the respective Asset Sale), then on such 365th day after the date of the respective Asset Sale, the amount of Net Cash Proceeds not actually applied for the purposes permitted by said clauses (i) and (ii) shall be used to permanently reduce the Total Revolving Loan Commitment as otherwise required by this Section 3.03(d) in the absence of the immediately preceding proviso.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03. on the first date on and after the Effective Date on which (i) the long term senior unsecured debt credit rating of HFS shall have been reduced to a level equal to or below BBB- by S&P and/or be unrated by S&P and (ii) the long term senior unsecured debt rating of the Company shall have been reduced to a level equal to or below BBB- by S&P and/or be unrated by S&P, both of which downgradings and/or failures to be rated shall have continued for at least 30 consecutive days, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $37,500,000 in accordance with the requirements of Section 3.03(g).

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the first date on and after the Effective Date on which (i) the long term senior unsecured debt credit rating of HFS shall have been reduced to a level below BBB- by S&P and/or be unrated by S&P and (ii) the long term senior unsecured debt rating of the Company shall have been reduced to a level below BBB- by S&P and/or be unrated by S&P, both of which downgradings and/or failures to be rated shall have continued for at least 30 consecutive days, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $75,000,000 (less any amount by which the Total Revolving Loan

C/M  11752.0000 414856.1

Commitment had already been reduced pursuant to clause (e) above) in accordance with the requirements of Section 3.03(g).

          (g) The amount of each reduction to the Total Revolving Loan Commitment made as required by (A) Sections 3.03(c) and (d) shall be applied to reduce the then remaining Scheduled Commitment Reductions pro rata based on the then remaining amounts of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto and (B) Sections 3.03(e) and (f) shall be applied to reduce the then remaining Scheduled Commitment Reductions in inverse order of maturity.

          (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

          (i) The Swingline Commitment shall terminate on the Swingline Expiry Date.

          (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the 15th day after each date on which any Change of Control occurs, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety, in each case unless the Supermajority Banks otherwise agree in writing in their sole discretion.

          (k) Each reduction to the Total Revolving Loan Commitment pursuant to
(i) this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank or (ii) Section 3.02 or this Section 3.03 shall reduce the Swingline Commitment to the extent the Total Revolving Loan Commitment would otherwise exceed the Swingline Commitment.

          (l) Each reduction to the Total Revolving Loan Commitment shall (i) reduce the Total Revolving C$ Loan Commitment ratably and (ii) be applied proportionately to reduce the Revolving C$ Loan Commitment of each Bank. Each termination of the Total Revolving Loan Commitment shall terminate the Total Revolving C$ Loan Commitment (and the Revolving C$ Loan Commitment of each
Bank) in its entirety.

          SECTION 4. Prepayments; Payments; Taxes.

          4.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:


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

          (i) the applicable Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay $ Base Rate Loans (or 11:00 A.M. on the date of prepayment, in the case of Swingline Loans), (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay $ Eurodollar Loans and (z) at least four Business Days prior written notice (or telephone notice promptly confirmed in writing) of such Borrower's intent to prepay C$ Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid, whether such Loans are Revolving $ Loans, Revolving C$ Loans or Swingline Loans, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least (A) $500,000 in the case of Revolving $ Loans, (B) $50,000 in the case of Swingline Loans and (C) C$500,000 in the case of Revolving C$ Loans; provided, that (A) if any partial prepayment of $ Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding $ Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of $ Base Rate Loans and any election of an Interest Period with respect thereto given by the applicable Borrower shall have no force or effect and (B) no such prepayment may be made which reduces the outstanding C$ Eurodollar Loans made pursuant to a Borrowing to less than C$ $1,000,000; and

          (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that, at the applicable Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 14.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and

                                       31

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

unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 14.12(b) so long as (A) in the case of the repayment of Loans of any Bank pursuant to this clause (b) the Commitments of such Bank are terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 14.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02 Mandatory Payments. (a) (i) On any day on which the sum of the Dollar Equivalent Amount of the aggregate outstanding principal amount of Swingline Loans and Revolving Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Company shall prepay on such day principal of the Swingline Loans and, after the Swingline Loans have been paid in full, Unpaid Drawings and, after Unpaid Drawings have been paid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all Swingline Loans, Unpaid Drawings and Revolving Loans of Non- Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

          (ii) On any day on which the aggregate outstanding principal amount of Revolving C$ Loans made by Non-Defaulting Banks exceeds the Adjusted Total Revolving C$ Loan Commitment as then in effect, the Canadian Borrower shall prepay on such day principal of the Revolving C$ Loans of Non-Defaulting Banks in an amount equal to such excess.

          (iii) The Administrative Agent may determine the Dollar Equivalent Amount of the Revolving Loans at any time. Each such determination shall, absent manifest error, be final, conclusive and binding on the Canadian Borrower.

          (b) With respect to each repayment of Loans required by this Section 4.02, the applicable Borrower may designate the Types of Loans which are required to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) if any repayment of $ Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding $ Eurodollar Loans made pursuant to such Borrowing to

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

an amount less than $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of $ Base Rate Loans, (ii) if any repayment of C$ Eurodollar Loans made pursuant to a single Borrowing would reduce the outstanding C$ Eurodollar Loans made pursuant to such Borrowing to an amount less than C$1,000,000, the consent of the Required Banks to such repayment shall be obtained and (iii) except for differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in Section 4.02(a), each repayment of Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that no repayment pursuant to Section 4.02(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non- Defaulting Bank's Adjusted Percentage of Revolving Loans then outstanding. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (c) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the 15th day after each date on which any Change of Control occurs, all outstanding Loans shall be required to be immediately repaid in full and all Letter of Credit Outstandings shall be cash collateralized on terms similar to those described in the last sentence of
Section 4.02(a)(i), in each case unless the Supermajority Banks otherwise agree in writing in their sole discretion.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made (i) in respect of all obligations other than principal and interest in respect of Revolving C$ Loans, in Dollars in immediately available funds at the Payment Office of the Administrative Agent and (ii) in respect of principal and interest in respect of Revolving C$ Loans, in Canadian Dollars in immediately available funds of the Payment Office of the Administrative Agent. The principal of, and interest on, each Revolving C$ Loan shall be paid only in Canadian Dollars. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.


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

          4.04 Net Payments; Taxes. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank based solely on the amounts specified in the preceding sentence, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the applicable Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank based solely on the amounts specified in the preceding sentence, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in each case in respect solely to such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

C/M  11752.0000 414856.1

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or
14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) neither Borrower shall be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has

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C/M  11752.0000 414856.1
not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), each Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Initial Borrowing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5. Conditions Precedent to Extensions of Credit on the Initial Borrowing Date. The obligation of each Bank to make its Loans, and the obligation of the Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01 Execution of Agreement, Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred, (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving $ Note executed by the Company, in the amount, maturity and as otherwise provided herein, (iii) there shall have been delivered to the Administrative Agent for the account of Chase the Swingline Note executed by the Company, in the amount, maturity and as otherwise provided herein and (iv) there shall have been delivered to the Administrative Agent for the amount of each of the Banks the appropriate Revolving C$ Note executed by the Canadian Borrower, in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Company by an Authorized Officer, stating all of the conditions of 5.06, 5.13, 5.14, 5.15, 5.17, 7.01, 7.02 and
7.03 have been satisfied on such date.

          5.03 Fees, etc. On the Initial Borrowing Date, the Company shall have paid to the Agents and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Banks to the extent then due.

C/M  11752.0000 414856.1

          5.04 Opinion of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received opinions addressed to the Agents and each of the Banks and dated the Initial Borrowing Date, from (i) Skadden, Arps, Slate, Meagher & Flom, special counsel to HFS, which opinion shall cover the matters addressed in Exhibit M-1 hereto (ii) Battle Fowler LLP, special counsel to the Borrowers and the Subsidiary Guarantors, which opinion shall cover the matters addressed in Exhibit M-2 hereto and (iii) the General Counsel to the Borrowers and the Subsidiary Guarantors, which opinion shall cover the matters addressed in Exhibit M-3 hereto.

          5.05 Corporate Documents; Proceedings, etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President, any Vice President, the Secretary or an Assistant Secretary of each Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation and by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificates, and the foregoing shall be acceptable to the Administrative Agent.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.06 Refinancing. On the Initial Borrowing Date and after giving effect to the Loans incurred on the Initial Borrowing Date, neither the Company nor any of its Subsidiaries shall have any Indebtedness outstanding except for
(x) the Loans and Letters of Credit and (y) the Existing Indebtedness, which Existing Indebtedness shall not exceed $10,000,000 in aggregate outstanding principal amount. The Agents and the Required Banks shall be satisfied with the amount of and the terms and conditions of (i) all Existing Indebtedness and
(ii) the repayment of all Indebtedness to be repaid in connection with the transactions contemplated hereby (collectively, the "Refinancing") and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the Refinancing. The Refinancing shall have been effected in accordance with the requirements of the immediately preceding sentence and all Liens in connection with such refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements

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C/M  11752.0000 414856.1
or other instruments of assignment with respect thereto shall have been obtained) to the satisfaction of the Agents and the Required Banks. The Administrative Agent shall have received copies, certified as true and complete by an appropriate officer of the Company, of all documents executed in connection with the repayment of the Indebtedness and the release of the Liens thereunder (collectively, the "Refinancing Documents").

          5.07 Pledge Agreement. On the Initial Borrowing Date, each Credit Party (other than HFS) shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities (which Pledged Securities shall be required to include (to the extent provided in the Pledge Agreement), on the Initial Borrowing Date, all capital stock, partnership and Joint Venture interests and promissory notes owned by the Company and each Subsidiary Guarantor on the Initial Borrowing Date), if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.08 Guaranties. On the Initial Borrowing Date, (i) HFS shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G-1 (as modified, amended or supplemented from time to time, the "HFS Guaranty"),
(ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G-2 (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty") and
(iii) the Company shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G-3 (as modified, amended or supplemented from time to time, the "Company Guaranty").

          5.09 Adverse Change. On the Initial Borrowing Date, since December 31, 1995 nothing shall have occurred (and the Banks shall not have become aware of any facts, conditions or other information not previously known) which the Agents or the Required Banks shall reasonably determine has had or could reasonably expected to have a material adverse effect (i) on the Transaction,
(ii) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks, under the Credit Documents or (iii) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.


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

          5.10 Litigation. On the Initial Borrowing Date, no litigation by any Person (private or governmental) shall be pending or, to the knowledge of any of the Credit Parties, threatened with respect to (i) the Canadian Acquisition, the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby except as set forth on Schedule XI or (ii) which the Agents or the Required Banks shall reasonably determine could have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          5.11 Solvency Certificate and Insurance Certificates. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent:

          (i) a solvency certificate in the form of Exhibit H, addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date from an Authorized Financial Officer of the Company providing the opinion of such Authorized Financial Officer as to the solvency of each of the Company and its Subsidiaries on a consolidated basis and the Canadian Borrower, in each case, after giving effect to the Transaction and the financing therefor; and

          (ii) certificates of insurance complying with the requirements of
     Section 9.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance satisfactory to the Agents and the Required Banks.

          5.12 Pro Forma Financial Information; Projections. (a) On the Initial Borrowing Date, the Banks shall have received the audited, the unaudited and the pro forma financial information required by Section 8.05(a), which shall be in form and substance satisfactory to the Agents and the Required Banks. In addition, the Banks shall have received such comfort with respect to the preparation of such pro forma financial information from the outside auditors of the Company and/or CPLC referenced in Section 8.05(a) as may have been requested by the Agents or the Required Banks, which comfort shall be satisfactory in form and substance to the Agents and the Required Banks.

          (b) On the Initial Borrowing Date, the Banks shall have received consolidated financial projections for the Company and its Subsidiaries for the six fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, shall be satisfactory in form and substance to the Agents and the Required Banks.

C/M  11752.0000 414856.1

          5.13 Approvals, etc. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Refinancing, the transactions contemplated by this Agreement and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          5.14 Cash on Hand. On the Initial Borrowing Date (and without giving effect to any incurrence of Loans on such date), the Company shall have cash on hand of at least $5,000,000.

          5.15 Absence of Downgrade. From and after September 30, 1995, HFS shall have suffered no rating downgrade (or at any time be unrated) by S&P and shall not have been placed on "credit watch" with negative implications by S&P.

          5.16 HFS Subordination Agreement. On the Initial Borrowing Date, HFS, the Company and the Administrative Agent shall have duly authorized, executed and delivered the HFS Subordination Agreement in the form of Exhibit I (the "HFS Subordination Agreement"), pursuant to which HFS shall have agreed, among other things, (i) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, HFS will not terminate the Corporate Services Agreement for any reason whatsoever without the prior written consent of the Required Banks, (ii) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, fees owing pursuant to the various HFS Agreements shall be payable only in accordance with the requirements of Sections 10.03 and 10.06, (iii) to the extent that any fees or amounts are owing to HFS or any of its Subsidiaries pursuant to any HFS Agreement or otherwise as a result of the activities, operations or revenues of any non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture of the Company, then neither the Company nor any of its Wholly-Owned Subsidiaries shall have any liability to HFS or any of its Subsidiaries in respect of the amounts so owed, and HFS or its respective Subsidiary shall have a claim for the respective amounts owed to it only against the respective non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture, as the case may be, provided that, notwithstanding the foregoing, the Company

C/M  11752.0000 414856.1
may be liable for its Allocable Share of any such fees or amounts of only a non-Wholly-Owned Subsidiary or Joint Venture (but not of an Unrestricted Subsidiary) (as determined for the respective non-Wholly-Owned Subsidiary or Joint Venture), (iv) HFS shall agree that all amounts payable to it by the Company and its Subsidiaries (except the amounts expressly provided pursuant to Sections 10.06(iii), (v), (x)(a) and (xi)) shall be subordinated to the payment in full of the Obligations on the terms set forth in the HFS Subordination Agreement and (v) HFS shall agree, and shall agree to cause its Subsidiaries, not to accept any Restricted Payment which is not permitted to be paid pursuant to the provisions of this Agreement and, if any amount is received by it which constitutes a Restricted Payment in excess of the amounts permitted under this Agreement (including as may occur pursuant to Section 10.06(vii)), then promptly after HFS has actual knowledge of its receipt of such excess payment (or promptly after it receives notice from any Bank thereof), HFS shall reimburse the Company in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement.

          5.17 Additional Equity. On or prior to the Initial Borrowing Date, the Company shall have received at least $57,000,000 in gross proceeds from the issuance of additional common stock of the Company to Chartwell and FNSL pursuant to the Chartwell Stock Purchase Agreement, and the terms thereof shall be satisfactory to the Required Banks.

          5.18 Additional Financial Statements. On or prior to the Initial Borrowing Date, the Company shall have delivered to the Agents for each Material Joint Venture (a) a profit and loss statement for the portion of its current fiscal year ending on or about July 31, 1996 and (b) its federal income tax returns for its tax year most recently ended.

          SECTION 6. Conditions Precedent to Extensions of Credit on the Canadian Borrowing Date. The obligation of each Bank to make its Loans, and the obligation of the Issuing Bank to issue Letters of Credit, on the Canadian Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions (which shall occur on or before December 31, 1996):

          6.01 Consummation of the Canadian Acquisition. On or prior to the Canadian Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Canadian Acquisition Documents, and all terms and provisions of such Canadian Acquisition Documents shall be in form and substance satisfactory to the Agents and the Required Banks and shall not be amended in any material respect without the consent of the Required Banks. The Canadian Acquisition, including all of the

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terms and conditions thereof, shall have been duly authorized by the board of directors and (if required by applicable law) the shareholders of the Canadian Borrower, and all Canadian Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Canadian Acquisition Documents shall be true and correct in all material respects as if made on and as of the Canadian Borrowing Date. Each of the conditions precedent to the Canadian Borrower's obligations to consummate the Canadian Acquisition as set forth in the Canadian Acquisition Documents shall have been satisfied to the satisfaction of the Agents and the Required Banks or waived with the consent of the Administrative Agent and the Required Banks and the Canadian Acquisition shall have been consummated in accordance with all applicable law and the respective Canadian Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agents or the Required Banks). The consideration (exclusive of fees) paid in the Canadian Acquisition shall not exceed C$ 98,000,000.

          6.02 Officer's Certificate. On the Canadian Borrowing Date, the Administrative Agent shall have received a certificate, dated the Canadian Borrowing Date and signed on behalf of the Company by an Authorized Officer, stating all of the conditions of 6.01, 7.01, 7.02 and 7.03 have been satisfied on such date.

          6.03 Adverse Change. On the Canadian Borrowing Date, since December 31, 1995 nothing shall have occurred (and the Banks shall not have become aware of any facts, conditions or other information not previously known) which the Agents or the Required Banks shall reasonably determine has had or could reasonably expected to have a material adverse effect (i) on the Transaction,
(ii) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks, under the Credit Documents or (iii) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          6.04 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of any of the Credit Parties, threatened with respect to (i) the Canadian Acquisition, the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby except as set forth on Schedule XI or (ii) which the Agents or the Required Banks shall reasonably determine could have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or

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otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          6.05 Environmental Assessments. On or prior to the Canadian Borrowing Date, there shall have been delivered to the Administrative Agent the Phase I environmental assessments from environmental consultants satisfactory to the Agents and in form, scope and substance reasonably satisfactory to the Agents and the Required Banks.

          6.06 Approvals, etc. On or prior to the Canadian Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Canadian Acquisition (excluding such immaterial approvals which may not have been obtained in connection with the Canadian Acquisition), shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Canadian Acquisition. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Canadian Acquisition.

          6.07 Security Agreement. On the Canadian Borrowing Date, Chartwell Lodging Inc. shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit O (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof and together with the security agreements required under Section , a "Security Agreement" and collectively, the "Security Agreements") covering all of such Credit Party's present and future interest in an Amended and Restated Management Services and Franchise Development Agreement among Chartwell Hotels, Inc., Royco Hotels & Resorts Ltd. and the Company, in each case together with:

          (v) a legal opinion, from counsel and in form satisfactory to the Agents, with respect to the execution, delivery and performance by such Credit Party of the Security Agreement, accompanied by evidence as to the signature of such Credit Party and its authority to execute, delivery and perform the Security Agreement;

          (w) executed copies of Financing Statement (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (x) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent

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     date listing all effective financing statements that name such Credit
     Party as debtor and that are filed in the jurisdictions referred to in clause (w), together with copies of such financing statements (none of which shall cover the Collateral except (i) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (ii) to the extent evidencing Permitted Liens);

          (y) evidence of the completion of, or arrangements to complete, all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (z) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Security Agreement have been, or are in the process of being, taken.

          SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Bank, to make Loans (including Loans made on the Initial Borrowing Date and the Canadian Borrowing Date), and the obligation of the Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.02 Adverse Change, etc. Nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which could reasonably be expected to have a material adverse effect on (x) the rights or remedies of the Banks or the Agents under the Credit Documents, (y) on the ability of the Company or any other Credit Party to perform its obligations to the Banks under the Credit Documents or (z) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or

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the Company and its Subsidiaries taken as a whole from December 31, 1995 or from the pro forma financial statements referred to in Section 8.05.

          7.03 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or which could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          7.04 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a) or, in the case of a Swingline Loan, the notice required by Section 1.03(b).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          7.05 Certain Requirements With Respect to Loans Incurred to Effect Permitted Hotel Acquisitions. Prior to the making of any Loan the proceeds of which are to be used to effect a Permitted Hotel Acquisition in which the total consideration exceeds $2,000,000, the Company shall have satisfied the relevant requirements of Section 10.02(ix) or 10.05(viii), as the case may be.

          The occurrence of the Initial Borrowing Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to each of the Administrative Agent and each of the Banks that all the conditions specified in Section 5, 6 and in this Section 7 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

          SECTION 8. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrowers make the following representations,

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warranties and agreements, in each case after giving effect to the Canadian
Acquisition and the Recapitalization to be consummated on or before the Canadian Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this
Section 8 are true and correct on and as of the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          8.01 Corporate and Partnership Status. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (finan- cial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.02 Corporate or Partnership Power and Authority. Each Credit Party has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Docu- ments constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any applicable law, statute, rule or regulation or any applicable

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

order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Canadian Acquisition Documents and the Recapitalization Documents, from the foregoing clauses (i) and (ii) such immaterial violations, which in no event shall violate the provisions of this Agreement or otherwise be reasonably expected to have a material adverse effect on (x) the Transaction, (y) the rights or remedies of the Agents or the Banks under the Credit Documents, or on the ability of any Credit Party to perform its obligations to the Agents and the Banks under the Credit Documents or (z) on the business, operations, properly, assets, nature of assets, liabilities or condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole) or (iii) will violate any provision of the certificate of incorporation or by-laws (or similar organizational documents) of any Credit Party or any of its Subsidiaries.

          8.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Canadian Acquisition, (ii) the Recapitalization, (iii) the execution, delivery and performance of any Credit Document or (iv) the legality, validity, binding effect or enforceability of any such Credit Document.

          8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections, etc. (a)(i) The audited consolidated balance sheet of the Company for the fiscal year ended in December 1995 and the related consolidated statements of income and retained earnings and cash flows of the Company for the fiscal year ended as of said date, which statements have been audited by Deloitte & Touche LLP or its predecessor in interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respective entities at the dates of said statements and the results of operations for the periods covered thereby, (ii) the

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unaudited consolidated balance sheet of the Company for the fiscal quarter ended in June 1996 and the related unaudited consolidated statements of income and retained earnings and cash flows of the Company for the fiscal quarter ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respective entities at the dates of such statements and the results of operations for the periods covered thereby, (iii) the audited consolidated balance sheets of CPLP for the fiscal years ended September 30 1995, 1994 and 1993 and the related consolidated statements of income, changes in equity and cash flows of CPLP for the fiscal years ended as of said dates, which statements have been examined by Deloitte & Touche, Chartered Accountants, or its predecessor in interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of CPLP at the dates of said statements and the results of operations for the periods covered thereby and (iv) the unaudited consolidated balance sheet of CPLP for the fiscal quarter ended in June 27, 1996 and the related consolidated statements of income, changes in equity and cash flows of CPLP for the fiscal quarter ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of CPLP at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except (i) in the case of the audited financial statements, to the extent provided in the notes to said financial statements, (ii) in the case of the unaudited financial statements, for the absence of footnotes and for the same being subject to normal year-end audit adjustments and (iii) in the case of the financial statements of CPLP, such financial statements have been prepared in accordance with Canadian generally accepted accounting principles and practices consistently applied and the Company has provided to the Banks a reconciliation of such financial statements of CPLP to generally accepted accounting principles in the United States. The unaudited pro forma consolidated balance sheets and income statements of each of (i) the Company and its Subsidiaries (including CPLP and its Subsidiaries) and (ii) the Canadian Borrower and its subsidiaries prepared prior to the Initial Borrowing Date and designated by the Company as the pro forma financial statements referred to in this Section 8.05(a), copies of which have been furnished to the Banks on or prior to the Initial Borrowing Date, present fairly the consolidated pro forma financial position and results of operations of the entities covered thereby as at March 31, 1996 (in the case of the pro forma consolidated balance sheets) or for the twelve month period ended on such date (in the case of the pro forma consolidated income statements), in each case based on the assumption that the Canadian Acquisition, the Recapitalization,

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

the related financing thereof and the other transactions contemplated pursuant to this Agreement had been consummated on March 31, 1996 (in the case of the pro forma consolidated balance sheets) or March 31, 1996 (in the case of the pro forma consolidated income statements). The unaudited pro forma consolidated financial statements referred to in the preceding sentence have been prepared on a basis consistent with the financial statements of CPLP referred to in the first sentence of this Section 8.05(a), and have been prepared in a manner consistent with the requirements of Regulation S-X of the SEC which are applicable to pro forma financial information prepared in accordance with the requirements thereof but shall be subject to audit adjustments which shall not materially change the information set forth in such unaudited pro forma financial statements. Since December 31, 1995 (but after giving effect to the Canadian Acquisition, the Recapitalization and the financing of the Canadian Acquisition as if same had occurred prior thereto), there has been no material adverse change in the business, operations, property, assets. nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          (b) On and as of each of the Initial Borrowing Date and the Canadian Borrowing Date, on a pro forma basis after giving effect to the Canadian Acquisition, the Recapitalization and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans and Letters of Credit) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) will exceed their respective debts, (y) the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and
(z) the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 8.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a), there were as of the Initial Borrowing Date and the Canadian Borrowing Date no

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liabilities or obligations with respect to the Company or any of its
Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Initial Borrowing Date and the Canadian Borrowing Date, the Company knows of no basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or the Company and its Subsidiaries taken as a whole.

          (d) On and as of the Initial Borrowing Date, the Projections, which include the projected results of the Canadian Acquired Assets and which have been delivered to the Agents and the Banks on or prior to the Initial Borrowing Date, have been prepared on a basis consistent with the pro forma financial statements referred to in Section 8.05(a), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections were reasonable and attainable (it being understood that the Borrower makes no representation or warranty that the results projected in the Projections will actually be attained).

          8.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of either Borrower, threatened (i) with respect to the Transaction or any Document except as set forth on Schedule XI or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents, but excluding the Projections and assumptions contained therein, which are covered pursuant to preceding Section 8.05(d)) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a

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whole) not misleading at such time in light of the circumstances under which such information was provided. The projections (including the Projections, which include the projected results of the Canadian Acquired Assets) contained in such materials are based on good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Agents and the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

          8.08 Use of Proceeds; Margin Regulations. (a) The proceeds of the Revolving C$ Loans shall be used by the Canadian Borrower on the Canadian Borrowing Date (i) to finance the purchase price of the Canadian Acquisition and (ii) to pay fees and expenses related to the Canadian Acquisition and the financing therefor. The proceeds of all other Loans shall be used by the Company for the Company's and its Subsidiaries' and Joint Ventures' general corporate and partnership purposes, including to finance the working capital needs of the Company and its Subsidiaries and Joint Ventures and to finance Permitted Hotel Acquisitions and to pay the fees and expenses in connection therewith (but shall not be used to pay any portion of the purchase price of the Canadian Acquisition, the fees and expenses related thereto or to effect the Recapitalization).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          8.09 Tax Returns and Payments. (a) The Company and its Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or its Subsidiaries and Material Joint Ventures, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries and Material Joint Ventures for the periods covered thereby. Each of the Company and each of its Subsidiaries and Material Joint Ventures has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now

                                       51

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

pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries or Material Joint Ventures. As of the Initial Borrowing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any its Subsidiaries.

          (b) As of the Initial Borrowing Date, the Company has, subject to certain limitations and restrictions pursuant to the Code, available net operating and capital loss carryovers within the meaning of Section 172(b) of the Code in the amount of at least $15,000,000, which net operating and capital loss carryovers expire beginning in the year 2009 and shall be made available by the Company to offset future income of the Company and its Subsidiaries.

          8.10 Compliance with ERISA. (i) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code (other than where the failure to do so would not result in a material liability to the Borrower or any Subsidiary); all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code which has not been satisfied or expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on

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account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          8.11 The Security Documents. (a) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

          (b) The Security Agreement creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto thereunder), in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with the Security Agreement which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

          8.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or

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warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          8.13 Properties. Each of the Company and each of its Subsidiaries and Material Joint Ventures has good and marketable title to all properties owned respectively by it, including all property reflected in the consolidated balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens. Schedule IV contains a true and complete list of each parcel of Real Property owned or leased by the Company and its Subsidiaries and Material Joint Ventures on the Initial Borrowing Date, and the type of interest therein held by the Company or such Subsidiary or Material Joint Venture. The Company and each of its Subsidiaries and Material Joint Ventures have good and indefeasible title to all fee-owned Real Properties and valid leasehold title to all Leaseholds.

          8.14 Capitalization. On the Initial Borrowing Date, the Canadian Borrowing Date and after giving effect to the Recapitalization and the other transactions contemplated hereby, the authorized capital stock of the Company shall consist of 100,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $1.00 par value per share. As of the Initial Borrowing Date and the Canadian Borrowing Date, 9,452,320 shares of common stock of the Company are outstanding and no shares of preferred stock of the Company are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date and the Canadian Borrowing Date, except for options to purchase 1,635,000 shares of common stock of the Company granted under its 1994 Stock Option Plan and the obligation of the Company to issue up to 413,910 shares of its common stock under the Distribution Agreement dated as of November 22, 1994, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          8.15 Subsidiaries, Joint Ventures, Unrestricted Subsidiaries. After giving effect to the Canadian Acquisition, the Company will have no Subsidiaries, Joint Ventures or Unrestricted Subsidiaries other than (i) those Subsidiaries and Joint Ventures listed (and in each case identified as such) on

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Schedule V and (ii) new Subsidiaries, Joint Ventures and Unrestricted
Subsidiaries created in compliance with Section 10.16. On the Initial Borrowing Date and the Canadian Borrowing Date, the Company has no Unrestricted Subsidiaries. Schedule V correctly sets forth, as of the Initial Borrowing Date
(i) the percentage ownership (direct or indirect) of the Company in each class of capital stock or other equity interest of each of its Subsidiaries and Joint Ventures and also identifies the direct owner thereof and (ii) each Material Joint Venture.

          8.16 Compliance with Statutes, etc. Each of the Company and each of its Subsidiaries and Joint Ventures is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Sub- sidiaries taken as a whole.

          8.17 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8.18 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.19 Environmental Matters. (a) Each of the Company and each of its Subsidiaries and Joint Ventures has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against the Company or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership,

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occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries or Joint Ventures under any applicable Environmental Law.

          (b) To the best knowledge of the Company, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company's, such Subsidiary's or such Joint Venture's business.

          (c) Notwithstanding anything to the contrary in this Section 8.19, the representations made in this Section 8.19 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.20 Labor Relations. Neither the Company nor any of its Subsidiaries or Joint Ventures is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or Joint Ventures before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company or any of its Subsidiaries or Joint Ventures, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or Joint Ventures and
(iii) to the best knowledge of the Company, no union representation question exists with respect to the employees of the Company or any of its Subsidiaries or Joint Ventures, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.21 Patents, Licenses, Franchises and Formulas. Each of the Company and each of its Subsidiaries and Joint Ventures

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owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.22 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries and Joint Ventures as of the Initial Borrowing Date and the Canadian Borrowing Date (excluding the Loans and any Indebtedness to be refinanced pursuant to the Refinancing, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          8.23 Canadian Acquisition; Recapitalization. On the Canadian Borrowing Date, the Canadian Acquisition and the Recapitalization shall have been consummated in all respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Canadian Acquisition and the Recapitalization, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Canadian Acquisition and the Recapitalization will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take would not have a material adverse effect on the Canadian Acquisition or on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as whole. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Canadian Acquisition or the Recapitalization. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Canadian Acquisition or the Recapitalization, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by the Credit Parties pursuant to or in furtherance of the Canadian Acquisition and the

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Recapitalization have been taken in compliance with the respective Documents and all applicable laws.

          SECTION 9. Affirmative Covenants. The Company hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          9.01 Information Covenants. The Company will furnish to the Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

          (a) Quarterly Reports. Within 60 days after the end of each fiscal quarter of the Company, the quarterly management reports prepared by (or on behalf of) the Company or the respective Subsidiary or Joint Venture for each Hotel Property, which quarterly management reports shall contain the revenues of such Hotel Property for such fiscal quarter (including room revenues, food and beverage revenues and other revenues), the average occupancy rate for such Hotel Property for such fiscal quarter, the average daily room rate for such Hotel Property for such fiscal quarter and such other information as may be reasonably requested by the Administrative Agent for such Hotel Property to the extent reasonably available.

          (b) Quarterly Financial Statements. Within 60 days after the close of the first three quarterly accounting periods in each fiscal year of the Company (beginning with the fiscal quarter ending on or about September 30, 1996), (i) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and Unrestricted Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Financial Officer of the Company, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly accounting period and year-to-date periods.

          (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and Unrestricted Subsidiaries, as at the end of such fiscal year and the related consolidated and consolidating

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statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated statements, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Company and its Subsidiaries and Unrestricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 10.03, 10.06 through 10.11, inclusive, and Section 11.12, or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d) Budgets. No later than 30 days (90 days in the case of the budgets delivered pursuant to clause (y) below) after the first day of each fiscal year of the Company. budgets in form satisfactory to the Administrative Agent (including, in any event, budgeted statements of cash flow and budgeted debt and cash bal- ances) for (x) such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries and Joint Ventures, accompanied by the statement of an Authorized Financial Officer of the Company to the effect that the budget is a reasonable estimate for the period covered thereby.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a), (b) and (c), a certificate of an Authorized Financial Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, if delivered with the financial statements required by Sections 9.01 (b) and (c), shall also (x) set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03(d) (and shall show the calculation of the Reinvestment Amount as of the last day of the period covered by such financial statements), and 10.03 through 10.11, inclusive, at the end of such fiscal quarter or year, as the case may be, as well as the calculations required to establish compliance with the provisions of Section 11.12 at the end of such fiscal quarter or year, as the case may be, (y) set forth the amounts (and supporting calculations), as at the last day of the respective fiscal quarter (but after giving effect to the making of any Restricted Payments pursuant to Section 10.06(vii) in respect of such fiscal quarter or fiscal year, as the case may be, and any Capital Expenditure made pursuant to Section 10.07(c) in respect of such fiscal

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quarter or fiscal year, as the case may be), of the Cumulative Retained
Residual Excess Cash Flow Amount, as well as a description of all Restricted Payments made during (or with respect to) the respective fiscal quarter or fiscal year and showing the calculations establishing compliance with the provisions of Section 10.03 and 10.06 and (z) if delivered with the financial statements required by Section 10.01(c), set forth the amount of (and the calculations required to establish Excess Cash Flow for the fiscal year covered by such financial statements).

          (f) Notice of Default or Litigation; HFS or Company Downgrade. Promptly, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default,
(ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Company or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or Joint Ventures or (z) with respect to any Document and
(iii) any downgrading or discontinuance of rating of HFS or the Company by S&P or any other rating agency, and any placement by S&P or any other rating agency of HFS or the Company on "credit watch" or any similar action.

          (g) Management Letters. Promptly after receipt thereof by the Company or any of its Subsidiaries, a copy of any "management letter" received by the Company or any of its Subsidiaries from its certified public accountants and the management's responses thereto.

          (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries or Material Joint Ventures shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all notices and reports which the Company or any of its Subsidiaries or Material Joint Ventures shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters:


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          (i) any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures that (a) results in non-compliance by the Company or any of its Subsidiaries or Joint Ventures with any applicable Environmental Law or
     (b) could reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by the Company or any of its Subsidiaries or Material Joint Ventures that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries or Material Joint Ventures of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Company or any of its Subsidiaries or Material Joint Ventures as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Company shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response or proposed response thereto. In addition, the Company and any of its Subsidiaries and Material Joint Ventures will provide the Administrative Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by the Administrative Agent or any Bank.

          (j) Annual Meetings with Banks. At the request of the Administrative Agent, the Company shall within 120 days after the close of each fiscal year of the Company, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company

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and the budgets presented for the current fiscal year of the Company and its
Subsidiaries and Material Joint Ventures.

          (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or its Subsidiaries or Joint Ventures as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

          9.02 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries and Material Joint Ventures to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries and Joint Ventures to, permit officers and designated representatives of any Agent or the Banks to visit and inspect, during regular business hours, upon reasonable advance notice and under guidance of officers of the Company, such Subsidiary or such Joint Venture, any of the properties of the Company or any of its Subsidiaries or Joint Ventures, and to examine the books of account of the Company and any of its Subsidiaries or Joint Ventures and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries or Joint Ventures with, and be advised as to the same by, its and their respective officers and independent accountants, all at such times and intervals and to such extent as any Agent or the Banks may request.

          9.03 Maintenance of Property, Insurance. (a) Schedule VII sets forth a true and complete listing of all insurance maintained by, or on behalf of, the Company and its Subsidiaries and Material Joint Ventures as of the Initial Borrowing Date and the Canadian Borrowing Date. The Company will, and will cause each of its Subsidiaries and Material Joint Ventures to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Company will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VII. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and

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business interruption insurance for the actual loss sustained. All such insurance shall be provided by insurers having an A.M. Best general policyholders service rating of not less than B+III.

          (b) If the Company or any of its Subsidiaries or Material Joint Ventures shall fail to maintain all insurance in accordance with this Section 9.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon at least 10 days' notice to the Company, to procure such insurance, the Company agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          9.04 Corporate Franchises. The Company will, and will cause each of its Subsidiaries and Material Joint Ventures to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 9.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Sections 10.02 and 10.05 or (ii) the withdrawal by the Company or any of its Subsidiaries or Material Joint Ventures of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          9.05 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries and Joint Ventures to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          9.06 Compliance with Environmental Laws. The Company will comply, and will cause each of its Subsidiaries and Joint Ventures to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries or Joint Ventures, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, in each case except to the extent that such noncompliance, failure to pay or failure to keep such Real

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Property free of Liens could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries or Joint Ventures will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries or Joint Ventures, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property, in each case except to the extent that doing so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          9.07 ERISA. As soon as possible and, in any event, within 15 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of an Authorized Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan and such action has not been dismissed within 30 days; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan. that a proceeding has been instituted against the Company, any Subsidiary of the Company or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan and such action has not been dismissed within 30 days; that the Company. any Subsidiary of the Company or any ERISA Affiliate will incur

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any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401 (a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company, or any Subsidiary of the Company may incur any material unfunded liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA). Within 10 days after a request by the Administrative Agent, the Company will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by the Company, the Subsidiary or the ERISA Affiliate, as applicable.

          9.08 End of Fiscal Years; Fiscal Quarters. The Company will cause (i) each of its, and each of its Subsidiaries' and Joint Ventures', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

          9.09 Performance of Obligations. The Company will, and will cause each of its Subsidiaries and Joint Ventures to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          9.10 Payment of Taxes. The Company will, and will cause each of its Subsidiaries and Material Joint Ventures to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of

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the Company, any such Subsidiary or any such Material Joint Venture, provided that neither the Company nor any such Subsidiary or any Material Joint Venture shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          9.11 Hotel Franchisors. The Company will take, and will cause each of its Subsidiaries and Joint Ventures to take, all action necessary so that (x) except as otherwise provided in Section 11.11, each Hotel Property owned or leased by the Company and its Subsidiaries and Joint Ventures are at all times operated as a "Travelodge", "Thriftlodge" or another nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company and (y) except in connection with the sale of any Hotel Property pursuant to the terms of this Agreement or as otherwise provided in Section 11.11, no Franchise Agreement with respect to a Hotel Property is terminated, provided that, notwithstanding the foregoing, at any date of determination Hotel Properties representing less than 10% in the aggregate for all such Hotel Properties of Total Hotel Revenues for the Test Period then most recently ended and less than 10% of the consolidated total assets of the Company and its Subsidiaries (after reduction for minority interests) as calculated on the most recently ended fiscal quarter of the Company shall not be required to be subject to this
Section 9.11.

          9.12 Joint Venture Distributions. To the extent any Joint Venture receives any Net Cash Proceeds from any of the events specified in Sections 3.03(c) and (d) then, to the extent such Net Cash Proceeds would have to be applied to reduce the Total Revolving Loan Commitment in accordance with the requirements of Sections 3.03(c), and/or (d), as the case may be, if received by a Wholly-Owned Subsidiary of the Company, the Company will use its best efforts to cause such Joint Venture to distribute to the Company or a Wholly-Owned Subsidiary thereof, concurrently with or as soon after the respective event as is practicable, the Company's Allocable Share of such Net Cash Proceeds received by such Joint Venture.

          9.13 Corporate Separateness. The Company will take, and will cause each of its Subsidiaries, Joint Ventures and Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Company and its Subsidiaries and Joint Ventures separate and apart from those of any Unrestricted Subsidiaries including, without limitation, ensuring that all customary formalities regarding their respective corporate existence including holding regular board of directors' and

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shareholders' meetings and maintenance of corporate offices and records, are followed. Neither the Company nor any of its Subsidiaries or Joint Ventures shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of the Company and its Subsidiaries and Joint Ventures from any Unrestricted Subsidiaries, and the Company and its Subsidiaries and Joint Ventures shall maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Company and its Subsidiaries and Joint Ventures shall at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, neither the Company nor any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Company or any of its Subsidiaries or Joint Ventures in a bankruptcy, reorganization or other insolvency proceeding.

          9.14 Management Agreements. (a) Cause each Management Agreement entered into by the Company of any of its Subsidiaries or any Joint Venture after the Initial Borrowing Date with a third-party (a "Third-Party Manager" to be pledged as Collateral pursuant to the Security Agreement within 10 days of the effectiveness of such Management Agreement, and the Company or the applicable Subsidiary or Joint Venture, as the case may be, shall execute and deliver to the Collateral Agent the Security Agreement, if it is not already a party thereto, or an amendment to the Security Agreement, as the Collateral Agent reasonably requests in order to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Management Agreement, and take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Management Agreement, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent; and deliver such legal opinions and other documents, resolutions and evidence of authority as the Agents may reasonably request; and (b) cause such Third-Party Manager to subordinate its rights under such Management Agreements on terms satisfactory to the Agents.

          SECTION 10. Negative Covenants. The Company covenants and agrees that on and after the Effective Date and

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until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          10.01 Liens. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries or Material Joint Ventures, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any Subsidiary or Material Joint Venture of the Company), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries or Material Joint Ventures imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's, such Subsidiary's or such Material Joint Venture's property or assets or materially impair the use thereof in the operation of the business of the Company, such Subsidiary or such Material Joint Venture or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII (which Schedule VIII need not set forth the Liens created pursuant to the Security Documents), but only to the respective date, if any, set forth in such Schedule

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     VIII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

          (iv) Liens created pursuant to the Credit Documents;

          (v) leases or subleases granted by the Company or any of its Subsidiaries or Material Joint Ventures to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or Material Joint Ventures;

          (vi) Liens upon assets subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any Subsidiary or Material Joint Venture of the Company;

          (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any of its Subsidiaries or Material Joint Ventures at the time of acquisition thereof by the Company or any such Subsidiary or Material Joint Venture or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed $4,000,000 and (y) in all events. the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company, such Subsidiary or such Material Joint Venture;

          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and which do not materially interfere with the conduct of the business of the Company or any of its Subsidiaries or Material Joint Ventures;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries or Material Joint Ventures in the ordinary course of business;

          (x) statutory and common law landlords' liens under leases to which the Company or any of its Subsidiaries or Material Joint Ventures is a party;


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          (xi) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, operating leases, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (xii) Liens arising out of judgments, awards or decrees (other than any judgment, award or decree that is described in Section 11.10) in respect of which the Company or any of its Subsidiaries or Material Joint Ventures shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the Company, such Subsidiary or such Material Joint Venture shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

          (xiii) Liens on Real Property and other assets to finance the purchase price thereof provided that (a) the obligations secured by such Liens are recourse only to such assets and the holder(s) of such obligations have expressly waived recourse against the Company and its Subsidiaries and the Joint Ventures except to such assets, (b) any Event of Default under this Agreement shall not constitute a default under such obligations and (c) the aggregate principal amount of such obligations does not exceed $15,000,000;

          (xiv) Liens on Hotel Properties described in clause (xi) of Section
     10.04 to secure the construction or renovation financing thereof;

          (xv) Liens on Wingate Hotels securing Indebtedness of the Company and its Subsidiaries permitted by Section 10.04(xiv) but only to the extent such Liens are required in order to obtain such acquisition and construction Indebtedness and do not secure any refinancing or other Indebtedness; and

          (xvi) Liens securing the Indebtedness described in Section
     10.05(xiii).

          10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or

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consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations) by the Company and its Subsidiaries and Material Joint Ventures shall be permitted to the extent not in violation of Section 10.07:

          (ii) the Company and each of its Subsidiaries and Material Joint Ventures may in the ordinary course of business, sell, lease (as lessor) or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (x) except to the extent the respective equipment or materials are transferred in like-kind exchanges and/or trade-in-value is received on purchases of like-kind assets, at least 80% of the consideration therefor (taking the amount of cash and the fair market value of any non-cash consideration or, if greater, the principal amount of any non-cash consideration) shall be in the form of cash, (y) the aggregate Net Cash Proceeds of all assets sold or otherwise disposed of pursuant to this clause (ii) shall not exceed $2,000,000 in any fiscal year of the Company and (z) the Net Cash Proceeds from each Asset Sale pursuant to this clause (ii) are applied in accordance with the requirements of Section 3.03(d);

          (iii) Investments (including by loans and advances) may be made to the extent permitted by Section 10.05;

          (iv) the Company and each of its Subsidiaries and Material Joint Ventures may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by clause (i) of this
     Section 10.02);

          (v) the Company and each of its Subsidiaries and Material Joint Ventures may make sales of inventory in the ordinary course of business;

          (vi) the Canadian Acquisition shall be permitted as contemplated in the Canadian Acquisition Documents;


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          (vii) the Company and its Subsidiaries may sell any Specified
     Existing Investment, so long as (i) each sale is in an arms' length transaction and the Company or the respective Subsidiary receives at least fair market value (as determined in good faith by the Board of Directors of the Company or any authorized committee of such Board of Directors) and
     (ii) the Net Cash Proceeds from each Asset Sale pursuant to this clause
     (vii) are applied in accordance with the requirements of Section 3.03(d);

          (viii) the Company and each of its Subsidiaries and Material Joint Ventures may sell Hotel Properties (or the entire equity interests of such Person in any Subsidiary or Joint Venture owning or leasing the respective Hotel Properties), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each sale is in an arms' length transaction and the Company or the respective Subsidiary or Material Joint Venture receives at least fair market value (as determined in good faith by the Board of Directors of the Company or any authorized committee of such Board of Directors), (iii) the total consideration received by the Company or such Subsidiary is at least 75% in cash with respect to the sale of any wholly-owned Hotel Property of the Company or a Wholly-Owned Subsidiary thereof (or with respect to the sale of any Wholly-Owned Subsidiary of the Company) or with respect to the sale of any Joint Venture (or any Hotel Property of such Joint Venture) set forth on
     Schedule X, provided that, (x) in lieu of receiving cash in any sale of the entire equity interest in any Joint Venture existing on the Initial Borrowing Date, the Company or the respective Subsidiary may exchange the entire equity interest of such Joint Venture for equity interests (not theretofore owned, directly or indirectly, by the Company) of one or more other Joint Ventures existing on the Initial Borrowing Date so long as the effect of any such exchange is to increase the Company's direct or indirect, as the case may be, equity interests in the Joint Venture or Joint Ventures so acquired and (y) with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) (other than with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) listed on Schedule X) the aggregate amount of all non-cash consideration held at any one time shall not exceed $10,000,000 (taking the face amount of debt and the fair market value of all other non-cash collateral, and determined without regard to any writedowns or write-offs thereof), (iv) the aggregate Net Cash Proceeds of all assets sold pursuant to this clause (viii) shall not exceed $25,000,000 in any fiscal year of the Company and (v) the Net Cash Proceeds from each Asset Sale pursuant to this clause (viii) are applied in accordance with the requirements of Section 3.03(d);

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          (ix) the Company and each of its Wholly-Owned Subsidiaries may acquire Hotel Properties (including by purchasing 90% or more of the capital stock or partnership interests of the Person that owns such Hotel Properties) so long as (i) such Hotel Properties are at least 90% owned by the Company or such Wholly-Owned Subsidiary, (ii) such Hotel Properties are located in the United States, Canada, Mexico or Puerto Rico, provided that, notwithstanding the foregoing, at any date of determination Hotel Properties representing less than 10% of Total Hotel Revenues for the Test Period then most recently ended and less than 10% of the consolidated total assets of the Company and its Subsidiaries (after reduction for minority interests) as calculated on the most recently ended fiscal quarter of the Company shall not be required to be subject to this clause
     (ii), (iii) prior to the date of acquisition of any such Hotel Property, the Company shall have delivered to each of the Banks a Phase I environmental assessment on such Hotel Property from an environmental firm, certified to and in form, scope and substance, reasonably satisfactory to the Administrative Agent, (iv) with respect to the acquisition of any Hotel Property subject to a Leasehold (and which will not be owned by the Company or the respective Wholly-Owned Subsidiary in fee), such Hotel Property may be acquired only if the respective Leasehold shall have a remaining term (including a right of extension by the Company or such Wholly-Owned Subsidiary) of at least 15 years, (v) at least 10 Business Days prior to the consummation of any acquisition of any Hotel Property the Company shall have delivered to each of the Banks the Information Package relating to such Hotel Property, and in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $15,000,000, the Required Banks shall have not informed the Company in writing prior to the end of 15 Business Days after the Bank's receipt of the respective Information Package that they do not approve of such acquisition, (vi) except to the extent otherwise permitted by Section 9.11, each Hotel Property shall be operated as a "Travelodge", a "Thriftlodge" or another nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company and shall be subject to a Franchise Agreement, a copy of which Franchise Agreement shall be delivered to each of the Banks on or prior to the date of the consummation of the acquisition of such Hotel Property, and (vii) in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $3,000,000, (I) based on calculations made by the Company on a Pro Forma Basis after giving effect to the respective

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     acquisition, no Default or Event of Default will exist under, or would have existed during the period of four consecutive fiscal quarters last reported (or required to be reported pursuant to Section 9.01(b) or (c), as the case may be) prior to the date of the respective acquisition under, the financial covenants contained in Sections 10.08 through 10.11, inclusive, (II) based on good faith projections prepared by the Company for the period from the date of the consummation of the acquisition to the date which is one year thereafter or based on the historical financial statements (but after giving effect to all Scheduled Commitment Reductions that will occur during the one year period after the date of the consummation of the respective acquisition) delivered in the Information Package for such Hotel Property or Hotel Properties calculated on a Pro Forma Basis after giving effect to the respective acquisition, the level of financial performance measured by the covenants set forth in Sections
     10.08 through 10.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in such Sections 10.08 through 10.11, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the consummation of the respective acquisition, and (III) the Company shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Company, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (vii) and containing the calculations (in reasonable detail) required by this clause (vii);

          (x) [INTENTIONALLY OMITTED];

          (xi) the Company may make the Mexican Investment in accordance with clause (xv) of Section 10.06; and

          (xii) the Company and its Subsidiaries may sell the Gaming Assets.

     To the extent the Required Banks waive the provisions of this Section
     10.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral shall be sold or otherwise transferred or disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          10.03 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries or Material Joint

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Ventures to, authorize, declare or pay any Restricted Payments, except:

          (i) any Subsidiary or Material Joint Venture of the Company may make Restricted Payments to the Company or any Wholly-Owned Subsidiary of the Company;

          (ii) any Subsidiary of the Company which is not a Wholly-Owned Subsidiary of the Company or any Material Joint Venture of the Company may make Restricted Payments so long as the Company and each Subsidiary of the Company which has an ownership interest in such non-Wholly-Owned Subsidiary or Material Joint Venture receives a portion of such Restricted Payment which is at least as great as the percentage ownership interest of the Company or such other Subsidiary of the Company in the respective Subsidiary or Material Joint Venture which is making the Restricted Payment;

          (iii) after the execution and delivery of any HFS Subordinated Note in accordance with the requirements of Section 10.04(vii), the Company may make regularly scheduled payments of interest in respect thereof (at the interest rate described in Section 10.04(vii)), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto and (y) the respective payment is permitted in accordance with the HFS Subordination Agreement;

          (iv) the Company may make Restricted Payments as specifically permitted by clauses (iii) through (xi) of Section 10.06;

          (v) after the issuance of any Redeemable Capital Stock in accordance with the requirements of Section 10.04(viii), the Company may pay cash dividends to HFS in respect thereof at times that the Company could have paid interest on any HFS Subordinated Note (i.e., such dividends shall be permitted to be paid at the end of each successive three-month Interest Period with respect thereto), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the respective payment is permitted in accordance with the HFS Subordination Agreement and (z) the amount of dividends paid in cash with respect to the HFS Redeemable Capital Stock shall not exceed the amounts permitted to be paid pursuant to Section 10.04(viii)(y) (after giving effect to the proviso thereto);

          (vi) [INTENTIONALLY OMITTED];


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          (vii) after the issuance of any Chartwell Preferred
     Stock/Subordinated Debt, the Company may pay cash dividends or make cash interest payments, as the case may be, to Chartwell in respect thereof, so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the aggregate amount of Restricted Payments made pursuant to this clause (vii) does not exceed the Cumulative Unrestricted Subsidiary Dividend Amount as in effect immediately prior to the making of such payment, and (z) the terms of such Chartwell Preferred Stock/Subordinated Debt satisfy the requirements of Section 10.04(ix); and

          (viii) after the issuance of any Permitted Subordinated Indebtedness, the Company may make regularly scheduled payments of interest in respect thereof (at the stated non- default interest rate set forth in such Permitted Subordinated Indebtedness), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the respective payment is permitted in accordance with the subordination provisions of such Permitted Subordinated Indebtedness and (z) such payments are made no more frequently than semi-annually and are made only in respect of unpaid accrued interest.

          10.04 Indebtedness. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness to the extent the same is listed on
     Schedule VI, but no refinancing or renewals thereof, provided that (a) the Bank of America Facility may be refinanced and (b) in no event shall the aggregate outstanding principal amount of Indebtedness under the Bank of America Facility exceed $15,000,000 at any one time;

          (iii) (a) Indebtedness under Interest Rate Protection Agreements entered into with respect to Indebtedness outstanding under the Agreement and other Indebtedness (i.e., to provide protection against fluctuations in floating interest rates with respect to a notional amount not to exceed, at the time of the entering into of the respective Interest Rate Protection Agreement, the aggregate principal amount of the underlying Indebtedness outstanding); and (b) Indebtedness under Other Hedging Agreements entered into with respect to foreign currency owned or projected to be owned by

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     the Company or any of its Subsidiaries or Material Joint Ventures (i.e.,
     to provide protection against fluctuations in currency exchange rates with respect to a notional amount not to exceed, at the time of the entering into of the respective Agreement, the amount of foreign currency owned or projected to be owned by the Company or any of its Subsidiaries of Material Joint Ventures); provided that no such transaction described in this paragraph (iii) is entered into for speculative purposes;

          (iv) Indebtedness of the Company and its Subsidiaries and Material Joint Ventures evidenced by Capitalized Lease Obligations entered into after the Initial Borrowing Date, in each case so long as the respective Capitalized Lease Obligation relates to an acquisition of assets made after the Initial Borrowing Date in accordance with Section 10.07 and the Liens arising as a result thereof are permitted pursuant to Section 10.01, and so long as the aggregate outstanding principal amount of Capitalized Lease Obligations incurred on or after the date hereof at no time exceeds $10,000,000;

          (v) Indebtedness of the Company and its Subsidiaries and Material Joint Ventures subject to Liens permitted under Section 10.01(vii), so long as the aggregate principal amount of Indebtedness outstanding pursuant to this clause is limited as provided in said Section 10.01(vii);

          (vi) intercompany Indebtedness among the Company and its Subsidiaries and Material Joint Ventures to the extent permitted by Section 10.05;

          (vii) unsecured subordinated Indebtedness of the Company issued to HFS upon a downgrading of each of HFS' and the Company's long-term senior unsecured debt credit rating by S&P triggering a mandatory commitment reduction pursuant to Section 3.03(e) or (f) (the "HFS Subordinated Indebtedness") so long as (x) the aggregate outstanding principal amount of HFS Subordinated Indebtedness does not exceed the aggregate cash proceeds actually loaned by HFS to the Company to enable it to make mandatory repayments of Loans pursuant to Section 4.02(a) as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f)), (y) the HFS Subordinated Indebtedness shall not be guaranteed and shall be evidenced by a subordinated promissory note or notes (subject to the limitation on the aggregate outstanding principal amount thereof provided in preceding clause (x)) in the form of Exhibit J, which shall mature not earlier than the date which occurs one year after the Final Maturity Date and shall bear interest at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect

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     from time to time (each an "HFS Subordinated Note") and (z) 100% of the cash proceeds loaned to the Company as evidenced by the HFS Subordinated Indebtedness shall be used for the purposes described in preceding clause
     (x);

          (viii) Redeemable Capital Stock of the Company issued to HFS upon a downgrading of each of HFS' and the Company's long-term senior unsecured debt credit rating by S&P triggering a mandatory reduction pursuant to
     Section 3.03(e) or (f) (the "HFS Redeemable Capital Stock") so long as (x) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by HFS in the Company by way of such Redeemable Capital Stock investment to enable it to make mandatory repayments of Loans pursuant to
     Section 4.02(a) as a result of the reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f)), (y) the HFS Redeemable Capital Stock shall not be guaranteed and shall have no required redemptions and no required offers to purchase same by the Company or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final Maturity Date and such HFS Redeemable Capital Stock shall accrue dividends at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect from time to time, provided that the amount of dividends permitted to be paid in cash on any HFS Redeemable Capital Stock issued pursuant to this clause (viii) at the end of any such interest period shall not exceed an amount equal to the dividends which would accrue on such HFS Redeemable Capital Stock for such interest period at the rate described above multiplied by an amount equal to 1 minus the then Current Consolidated Tax Rate of the Company during such period, with any dividends which is not permitted to be paid in cash for any interest period because of the immediately preceding proviso to be deferred (with no additional dividends to accrue on such deferred amounts) until after the Bank Termination Date, and (z) 100% of the cash proceeds invested by the Company in return for the issuance of the HFS Redeemable Capital Stock shall be used for the purposes described in preceding clause (x);

          (ix) Chartwell Preferred Stock/Subordinated Debt issued to Chartwell so long as (u) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by Chartwell in the Company by way of a Chartwell Preferred Stock investment (provided that, in any event, the aggregate amount of Chartwell Preferred Stock/Subordinated Debt shall not exceed $50,000,000 less the aggregate principal amount of Permitted Subordinated Indebtedness outstanding under clause

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     (x) below), in each case except to the extent such excess has resulted from the accrual of dividends or interest thereon (as the case may be),
     (v) the Chartwell Preferred Stock/Subordinated Debt shall be issued by the Company, shall not be guaranteed and shall have no required redemptions or amortization and no required offers to purchase same by the Company or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final Maturity Date, (w) the Chartwell Preferred Stock/Subordinated Debt shall accrue dividends or interest, as the case may be, at a rate per annum not to exceed 8.5%, (x) the Chartwell Preferred Stock/Subordinated Debt shall not have any covenants restricting the business or operations of the Company or any of its Subsidiaries or Joint Ventures and shall expressly provide that any payments in respect thereof, whether in respect of accrued dividends or interest, mandatory redemptions or payments of principal, may only be made to the extent permitted by the terms of this Agreement (including Sections 10.03, 10.04 and 10.06), as same may be amended, supplemented, amended and restated, or refinanced from time to time, and (z) Chartwell Subordinated Debt may be issued only upon the conversion thereto of outstanding Chartwell Preferred Stock theretofore issued in accordance with the requirements of this Agreement, and prior to (and the Chartwell Preferred Stock shall provide that as a condition to) the conversion of the Chartwell Preferred Stock into Chartwell Subordinated Debt, the prior written consent of the Required Banks is obtained;

          (x) subordinated Indebtedness of the Company in a principal amount not to exceed $50,000,000, less the aggregate amount of Chartwell Preferred Stock/Subordinated Debt outstanding under clause (ix) above (excluding Chartwell Preferred Stock/Subordinated Debt consisting of accrual of dividends or interest thereon), provided, that (a) the subordination provisions contain the terms set forth in Exhibit N; (b) no such Indebtedness shall mature (whether by scheduled payment or mandatory prepayment) earlier than the date which occurs one year after the Final Maturity Date; (c) payment of such Indebtedness may not be accelerated or come due prior to the date which occurs one year after the Final Maturity Date unless payment of the Loans has previously been accelerated in accordance with Section 12; and (d)(i) based on calculations made by the Company on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, no Default or Event of Default will exist under, or would have existed during the period of four consecutive fiscal quarters last reported (or required to be reported pursuant to Section 9.01(b) or (c), as the case may be) prior to the

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     date of the incurrence of such Indebtedness under, the financial covenants contained in Sections 10.08 through 10.11, inclusive, (ii) based on good faith projections prepared by the Company for the period from the date of the incurrence of such Indebtedness to the date which is one year thereafter (but after giving effect to all Scheduled Commitment Reductions that will occur during the one year period after the date of the incurrence of such Indebtedness calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the level of financial performance measured by the covenants set forth in Sections
     10.08 through 10.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in such Sections 10.08 through 10.11, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the incurrence of such Indebtedness, and (iii) the Company shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Company, certifying to the best of such officer's knowledge, compliance with the requirements of this clause
     (d) and containing the calculations (in reasonable detail) required by this clause (d);

          (xi) Indebtedness consisting of guaranties by the Company of obligations of its Subsidiaries and Material Joint Ventures incurred solely to finance the construction or renovation of Hotel Properties, provided that the aggregate amount of the obligations guaranteed by the Company pursuant to this clause (xi) shall not exceed $20,000,000 less the aggregate amount paid by the Company pursuant to such guaranties, and provided, further, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (xi) and clause (xiv) of this Section
     10.04 shall not exceed $30,000,000;

          (xii) Indebtedness of Material Joint Ventures permitted by clause
     (xiv) of Section 10.05;

          (xiii) non-recourse Indebtedness in an aggregate principal amount not to exceed $15,000,000 as described in clause (xiii) of Section 10.01;

          (xiv) Indebtedness of the Company in an aggregate principal amount not to exceed $20,000,000 incurred to finance the acquisition and construction of Wingate Hotels, provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (xiv) and clause
     (xi) of this Section 10.04 shall not exceed $30,000,000; and


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          (xv) Indebtedness (from and after the execution of the Las Vegas
     Lease described below) consisting of a guaranty by the Company of the obligations of the tenant under the Las Vegas Lease with respect to the Hotel Property and adjoining real property located at Las Vegas South Strip (in the vicinity of, and including, 3735 Las Vegas Boulevard South), Las Vegas, Nevada (the "Las Vegas Lease") which leasehold interest is to be acquired by Chartwell Lodging Inc. (formerly NL Hotels, Inc.) pursuant to a right of first refusal pursuant to Article XXII of the existing Travelodge lease for 3735 Las Vegas Boulevard South, provided that the Company may not guarantee payment of more than $2,000,000 per year under the Las Vegas Lease.

Notwithstanding anything to the contrary contained in (A) clauses (vii) and
(viii) above, the sum of the aggregate principal amount of HFS Subordinated Indebtedness incurred pursuant to such clause (vii) and the aggregate liquidation preference of all HFS Redeemable Capital Stock issued pursuant to such clause (viii) shall in no event exceed the aggregate repayments theretofore made pursuant to Section 4.02(a) (as a result of reductions to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f)) made with funds provided to the Company by HFS (except to the extent the increase in the aggregate liquidation preference of any such HFS Redeemable Capital Stock is attributable to the accrual of dividends with respect thereto) and (B) clause (ix) above, the sum of the aggregate principal amount of Chartwell Subordinated Debt plus the aggregate liquidation preference of all Chartwell Preferred Stock (excluding Chartwell Preferred Stock theretofore converted into Chartwell Subordinated Debt) shall in no event exceed the aggregate cash investments made by Chartwell in the Company (except to the extent that any increase in the aggregate principal amount of any Chartwell Subordinated Debt or any increase in the aggregate liquidation preference of any such Chartwell Preferred Stock is attributable to the accrual of dividends or interest, as the case may be, with respect thereto).

          10.05 Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, (collectively, "Investments"), or permit any Investment to remain outstanding, or agree or commit to make any Investment (any such agreement or commitment an "Investment Commitment"), except that the following shall be permitted (but only so long as no Default or Event of Default exists at the time of the making of the respective Investment or

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Investment Commitment (or would exist immediately after giving effect thereto)
in the case of Investments or Investment Commitments described in following clauses (viii) through (xii), inclusive):

          (i) the Company and its Subsidiaries and Material Joint Ventures may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Company and its Subsidiaries and Material Joint Ventures may acquire and hold cash and Cash Equivalents;

          (iii) the Company may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(iii);

          (iv) (x) any Subsidiary or Material Joint Venture of the Company may make intercompany loans of cash to the Company or to any Wholly-Owned Subsidiary of the Company, any Wholly-Owned Subsidiary of the Company may make cash equity investments in any other Wholly-Owned Subsidiary of the Company, and the Company may make intercompany loans of cash to, or cash equity investments in, its Wholly-Owned Subsidiaries, provided that to the extent that any such intercompany loan is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) the Company or any of its Wholly-Owned Subsidiaries may make intercompany loans to, cash capital contributions in, guaranty the obligations of, or have Letters of Credit issued for the benefit of, any Material Joint Venture of the Company (other than any Material Joint Venture that constitutes a Specified Existing Investment) or any joint venture partner of such Material Joint Venture, provided that
     (i) the aggregate amount of all such Investments (including, without limitation, the maximum amount of all guarantees, the maximum amount of all Letters of Credit and the amount of all intercompany loans and capital contributions as described in following clause (ii)) outstanding at any one time shall not exceed $15,000,000 (determined without regard to any write-downs or write-offs thereof), (ii) the aggregate amount of all such intercompany loans and cash capital contributions outstanding at any one time shall not exceed $5,000,000 (determined without regard to any write-downs or write-offs thereof) and (iii) to the extent that any such intercompany loan is evidenced by promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;


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          (v) non-cash consideration received by the Company or any of its
     Subsidiaries in connection with Asset Sales permitted pursuant to Sections 10.02(ii), (vii) and (viii), provided that the amount of such non-cash consideration shall not exceed the limitations provided in Section 10.02(ii) or (viii), as the case may be;

          (vi) the Company and its Subsidiaries and Material Joint Ventures may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

          (vii) the Company and its Subsidiaries and Material Joint Ventures may permit to remain outstanding the Investments that were made prior to the Initial Borrowing Date to the extent that same are set forth on
     Schedule IX (the "Existing Investments") (provided that any additional Investments with respect thereto (other than the acquisition of additional equity in any Joint Venture existing as of the Initial Borrowing Date if no Default or Event of Default exists or would result therefrom) shall be permitted only if independently justified under the other provisions of this Section 10.05);

          (viii) in addition to Investments made as otherwise permitted pursuant to this Section 10.05, the Company and its Wholly-Owned Subsidiaries may make Investments in Hotel Properties (including by making the respective investment in the Person (other than an Unrestricted Subsidiary) which owns the respective Hotel Property but which shall not be a Wholly-Owned Subsidiary of the Company) that are not wholly-owned by the Company or any of its Wholly-Owned Subsidiaries so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the applicable requirements of Section 10.02(ix) (other than clause
     (i) thereof) are satisfied with respect to such Investment and (iii) the aggregate amount of Investments made pursuant to this Section 10.05(viii) in any fiscal year of the Company does not exceed $10,000,000 in the aggregate and $5,000,000 in any fiscal year;

          (ix) the Company and its Wholly-Owned Subsidiaries may make Investment Commitments from time to time so long as (i) the respective Investment Commitment is in respect of an Investment of the type described in clause (viii) of this Section 10.05, (ii) the respective Investment Commitment expressly provides that the Company or its respective Wholly-Owned Subsidiary has no obligation to make the respective Investment unless same is in compliance with this

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     Agreement (and so long as the Company shall suffer no penalty or loss of funds as a result of any failure to make the Investment for the reasons set forth above in this clause (ii)), (iii) all of the applicable conditions set forth in Section 10.05(viii) are satisfied with respect to the Investment to be made pursuant to the respective Investment Commitment (but only to the extent that such Investment is made) and (iv) the maximum amount which could be required to be invested pursuant to the respective Investment Commitment in any fiscal year of the Company shall not exceed that amount set forth in clause (viii) of this Section 10.05, and with any amount so invested pursuant to the respective Investment Commitment to be considered an Investment made pursuant to clause (viii) of this Section 10.05;

          (x) the Company may establish Subsidiaries, Joint Ventures and Unrestricted Subsidiaries to the extent permitted by Section 10.16;

          (xi) the Company and its Wholly-Owned Subsidiaries may (i) make Investments (other than Investments in Unrestricted Subsidiaries) so long as all consideration therefor paid by the Company and its Subsidiaries in respect of such Investment consists solely of Qualified Capital Stock of the Company and the proceed thereof and (ii) enter into commitments or agreements to make Investments ("Qualified Equity Commitments") so long as all consideration to be paid for the respective Investment pursuant to the Qualified Equity Commitment consists solely of Qualified Capital Stock of the Company;

          (xii) the Company and its Wholly-Owned Subsidiaries may make cash Investments in Unrestricted Subsidiaries so long as the aggregate amount of all such Investments does not exceed the aggregate Net Cash Proceeds (including. for this purpose, net of any amounts paid by the Company to HFS pursuant to Section 10.06(viii)) received by the Company from cash equity investments by Chartwell after the Closing Date (other than the equity investment described in Section 6.07);

          (xiii) the Canadian Borrower may consummate the Canadian Acquisition, it being agreed that (i) in accordance with the Canadian Acquisition Documents, as consideration for the Canadian Acquisition, Bear Financial Corp., a Wholly-Owned Subsidiary of the Company, will acquire, for C$87,500,000, the secured Indebtedness which encumbers the Canadian Acquired Assets and the Canadian Borrower will assume such Indebtedness and (ii) payment of such Indebtedness will be subordinated to payment of the obligations of the Canadian Borrower under the Loan Documents on terms

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     satisfactory to the Agents and, at the option of the Agents, such
     Indebtedness will be pledged to the Collateral Agent;

          (xiv) the Company may make loans to, or guaranty loans of, the Joint Ventures of the Company, provided that (i) the aggregate principal amount of such loans and guaranties shall not exceed $15,000,000, (ii) such loans and guaranties are made in connection with a financing program for the Joint Ventures that is not, in the aggregate, materially less favorable to the Company than the Bank of America Facility and (iii) no such loan may be made if a Default or Event of Default has occurred and is continuing; and

          (xv) the Company may make the Mexican Investment;

          (xvi) the Company and each of its Wholly-Owned Subsidiaries may make Permitted Hotel Acquisitions to the extent permitted by Section 10.02(ix);

          (xvii) the Company (directly or through any Subsidiary or Joint Venture) may make an Investment in the Las Vegas Lease to the extent permitted by Section 10.04(xv); and

          (xviii) the Company and its Subsidiaries may make equity investment of up to $7,000,000 (not to exceed $1,000,000 per Wingate Hotel) in connection with obtaining acquisition and construction financing for Wingate Hotels and, to the extent required by any source providing acquisition or construction financing for such Wingate Hotels, the Company and its Subsidiaries may deliver environmental and construction guarantees in connection therewith.

Notwithstanding the foregoing, the proceeds of the sale of common stock of the Company described in Section 5.17 may be used solely to fund the Canadian Acquisition or for other purposes to be approved by the Required Banks (and, pending such application, may be invested in Cash Equivalents). The Company agrees that Bear Financial Corp. will not assign or transfer, or create or suffer to exist a Lien on, any of the Indebtedness described in clause (xiii) above and will not permit any amendment or waiver of or to such Indebtedness without the consent of the Agents.

          10.06 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate of the Company or any of its Subsidiaries or Material Joint Ventures, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company, such Subsidiary or such Material Joint Venture as would reasonably be obtained by the

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Company, such Subsidiary or such Material Joint Venture at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following transactions, whether or not such transactions would otherwise be permitted by this Section 10.06, shall be permitted:

          (i) Restricted Payments may be paid to the extent provided in Section
     10.03 (excluding clause (iv) thereof);

          (ii) loans may be made and other transactions may be entered into by the Company and its Subsidiaries and Material Joint Ventures to the extent permitted by Sections 10.04 and 10.05;

          (iii) the Company may make quarterly payments (in advance) of the Corporate Services Fee, provided that the aggregate amount permitted to be paid pursuant to this clause (iii) in any fiscal quarter of the Company shall not exceed $375,000;

          (iv) [INTENTIONALLY OMITTED];

          (v) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Marketing and Reservation Fee as and when due pursuant to the terms of the respective HFS Franchise Agreement, and the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Licensing Fee as and when due pursuant to the terms of the HFS Master License Agreement;

          (vi) [INTENTIONALLY OMITTED];

          (vii) [INTENTIONALLY OMITTED];

          (viii) [INTENTIONALLY OMITTED];

          (ix) so long as no Default or Event of Default then exists, the Company may pay to HFS an annual guaranty fee (payable quarterly in arrears) (the "Guaranty Fee") pursuant to the Financing Agreement in an aggregate amount not to exceed 2% of the Guaranty Amount then in effect, provided that such Guaranty Fee shall otherwise be subject to the terms of the HFS Subordination Agreement;

          (x) (a) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Standard Termination Fees set forth in the HFS Franchise Agreements and (b) so long as no Default or Event of Default then exists, the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Excess Termination Fees set forth in the HFS Franchise

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     Agreements, provided that such Excess Termination Fees shall otherwise be subject to the terms of the HFS Subordination Agreement;

          (xi) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof pursuant to the respective HFS Franchise Agreements such other customary and arm's length charges and expenses that HFS charges (and on the same basis on which HFS charges) to its other similarly situated franchisees; and

          (xii) the Company may make payments to Fisher 40th & 3rd Company and Hawaiian Realty Inc. pursuant to the lease of its corporate headquarters located at 605 Third Avenue, New York, New York as long as the aggregate annual payments thereunder do not exceed $600,000 plus the operating cost and tax escalator increases as set forth therein on the date hereof.

Except as expressly permitted by clauses (i) through (xii) above, neither the Company nor any of its Subsidiaries or Material Joint Ventures shall pay any management, consultant, advisory or other fees to HFS or any Subsidiary of HFS, and neither the Company nor any of its Subsidiaries or Material Joint Ventures shall pay any management, consultant, advisory or similar fees to any other Affiliate of the Company or HFS (excluding payments made by Subsidiaries of the Company to the Company or a Wholly-Owned Subsidiary of the Company).

          10.07 Capital Expenditures. (a) The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, make any Capital Expenditures, except that during any fiscal year of the Company, the Company and its Subsidiaries and Material Joint Ventures may make Capital Expenditures so long as the aggregate amount of Capital Expenditures made by the Company and its Wholly-Owned Subsidiaries in any such fiscal year when added to the Company's Allocable Share of the Capital Expenditures made by its Material Joint Ventures for such fiscal year, does not exceed an amount equal to 6% of Total Hotel Revenues for such fiscal year.

Notwithstanding anything to the contrary contained above, to the extent that Capital Expenditures made during any fiscal year of the Company are less than the amount permitted to be made for such fiscal year as set forth above such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures of the type permitted above in this
Section 10.07 in excess of the amount permitted above in the following fiscal year, provided that (x) any amounts carried forward from the immediately preceding fiscal year shall be deemed to be utilized during the current fiscal year before the relevant amount for such current fiscal year shall be deemed to be utilized

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to make Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next fiscal year may be carried forward to fiscal years thereafter. In addition to the foregoing, the Company and its Subsidiaries may make additional Capital Expenditures to the extent that any Permitted Hotel Acquisition made as permitted by Section 10.02(ix) and/or 10.05(viii) constitutes Capital Expenditures.

          (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 10.07 and the following clause (c) of this Section 10.07, the amount of insurance proceeds received by the Company and its Subsidiaries from any Recovery Event may be used by the Company and its Subsidiaries to make Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid, in each case to the extent such proceeds are not used to make Permitted Hotel Acquisitions or are not required to be applied pursuant to Section 3.03(d), provided that any proceeds that are so used to make Capital Expenditures pursuant to this clause
(b) are, to the extent required by Section 3.03(d) used within the period of time as is set forth in such Section 3.03(d).

          (c) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a) and (b) of this Section 10.07, the Company and its Wholly-Owned Subsidiaries may make Capital Expenditures in any fiscal year of the Company beginning with its fiscal year commencing on January 1, 1997 in an amount equal to the Cumulative Retained Residual Excess Cash Amount as in effect immediately prior to the making of the respective Capital Expenditure.

          (d) The Company may consummate the Canadian Acquisition for a purchase price (including assumed debt but excluding fees relating thereto) not to exceed C$98,000,000, and such amounts so expended shall not be counted as expenditures under paragraph (a) above.

          (e) The Company may make the Capital Expenditure set forth on
Schedule XII, and such amounts shall not be counted as expenditures under paragraph (a) above.

          10.08 Minimum Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) $125,000,000 and (b) if positive, 50% of Consolidated Net Income for the period from July 1, 1996 through the last day of the most recent fiscal quarter ending prior to such time.

          10.09 Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter to

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be less than (a) 2.0 to 1.0 for each fiscal quarter ending on or prior to
September 30, 1999 and (b) 3.0 to 1.0 for each fiscal quarter thereafter.

          10.10 Consolidated Current Ratio. The Company will not permit the Consolidated Current Ratio at any time to be less than 1.0 to 1.0.

          10.11 Total Leverage Ratio. The Company will not permit the Total Leverage Ratio on the last day of any fiscal quarter to be greater than (a) 5.0 to 1.0 on and prior to September 30, 1999 and (b) 4.0 to 1.0 thereafter.

          10.12 Limitation on Payments of Certain Indebtedness, Modifications of Certain Indebtedness, Modifications of Certificate of Incorporation, By-Laws and Certain Agreements, etc. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due any HFS Subordinated Indebtedness, any Chartwell Subordinated Debt or any Permitted Subordinated Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of the Bank of America Facility, any HFS Subordinated Indebtedness, any Chartwell Subordinated Debt or any Permitted Subordinated Indebtedness or any agreement (including, without limitation, any HFS Subordinated Note) related thereto, (iii) amend or modify. or permit the amendment or modification of, any provision of any Canadian Acquisition Document, Management Agreement, Tax Sharing Agreement, HFS Agreement or Affiliate Agreement (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not be adverse to the interests of the Banks in any respect as determined by the Agents) or enter into any new agreement which would have constituted a Tax Sharing Agreement, HFS Agreement or Affiliate Agreement if same had been in effect on the Initial Borrowing Date except for Unrestricted Subsidiary Tax Sharing Agreements entered into in compliance with Section 10.16(c) and additional HFS Franchise Agreements in connection with the acquisition of new Hotel Properties, (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including the Chartwell Stock Purchase Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause

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(iv) or any such new agreements pursuant to this clause (iv) which would not violate or be inconsistent with any of the terms of this Agreement and the other Credit Documents and could not in any way adversely affect the interests of the Banks, (v) amend or modify, or permit the amendment or modification of, any Joint Venture Agreement in any material respect (it being agreed that acting under any Joint Venture Agreement in accordance with its terms, including as to termination rights and buyout provisions, shall not be restricted by this clause (v)) or (vi) retain or engage, or permit the retention or engagement of, any Person to manage a Hotel Property in which the Company and its Subsidiaries have a controlling interest unless the consent of the Real Estate Committee is obtained, such consent not to be unreasonably withheld or (vii) consent to or acquiesce in the pledge or assignment by HFS of any HFS Subordinated Notes.

          10.13 Limitation on Certain Restrictions on Subsidiaries and Joint Ventures. The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary or Material Joint Venture of the Company to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries or Material Joint Ventures, or pay any Indebtedness owed to the Company or any Subsidiary or Material Joint Venture of the Company, (b) make loans or advances to the Company or any Subsidiary or Material Joint Venture of the Company, (c) transfer any of its properties or assets to the Company or any of its Subsidiaries or Joint Ventures or (d) create Liens on its property, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary or Material Joint Venture of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or any Subsidiary or Material Joint Venture of the Company in the ordinary course of business, and (v) restrictions on the transfer or encumbrance of any assets subject to a Lien permitted by this Agreement.

          10.14 Limitation on Issuance of Capital Stock. (a) The Company will not issue (i) any class of preferred stock (except (x) preferred stock of the Company issued in accordance with the requirements of Sections 10.04(viii) and
(ix) and (y) any class of preferred stock which has no required redemptions and no required offers to purchase same by the Company or any of its Subsidiaries or Material Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise) or

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(ii) any class of redeemable (except at the sole option of the Company) common stock.

          (b) The Company will not permit any of its Subsidiaries or Material Joint Ventures to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary or Material Joint Venture, (iii) stock options issued to employees provided that such options and the capital stock issuable upon the exercise of such stock options are not mandatorily redeemable prior to the first anniversary of the Final Maturity Date, and (iv) to qualify directors to the extent required by applicable law.

          10.15 Business. The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, engage (directly or indirectly) in any business other than the businesses in which the Company and its Subsidiaries and Joint Ventures are engaged on the Initial Borrowing Date and reasonable extensions thereof and businesses incidental thereto, provided that the Company
(x) may not expand or develop any gaming business or venture after the Initial Borrowing Date and (y) may wind down its existing gaming business and related Specified Existing Investments.

          10.16 Limitation on Creation of Subsidiaries; Unrestricted Subsidiaries and Joint Ventures. (a) The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Subsidiaries or Joint Ventures, except that the Company and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire
(x) Joint Ventures as provided in Section 10.16(b) and (y) at least 90% owned Subsidiaries in connection with Permitted Hotel Acquisitions and Permitted Business Acquisitions so long as (i) all of the capital stock of such new Subsidiary (to the extent that same is a corporation) is pledged pursuant to (and to the extent required by) the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (ii) all of the partnership interests of such new Subsidiary (to the extent that same is a partnership) are pledged and assigned pursuant to (and to the extent required by) the Pledge Agreement and
(iii) any such new domestic Subsidiary executes a counterpart of the Subsidiaries Guaranty and the Pledge Agreement. In addition, each such new domestic Subsidiary shall execute and deliver, or cause to be executed and delivered all other relevant documentation of the type described in Section 5 as such new domestic Subsidiary would

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have had to deliver if such new domestic Subsidiary were a Credit Party on the
Initial Borrowing Date.

          (b) The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Joint Ventures after the Initial Borrowing Date, except that the Company or any Wholly-Owned Subsidiary of the Company referenced in following clause (z) may establish, create or acquire Joint Ventures in connection with Investments permitted by Section 10.05 from time to time, in each case so long as (x) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Joint Venture or shall exist immediately after giving effect thereto, (y) all Investments therein are permitted pursuant to
Section 10.05 and (z) all equity interests in each Joint Venture are owned directly by the Company or a Wholly-Owned Subsidiary of the Company which engages in no business or activities other than the holding of ownership interests in one or more Joint Ventures and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement, provided that if any Joint Venture is in the form of a partnership, joint venture or other business form other than a corporation, the equity interests therein shall not be directly owned by the Company (but shall be owned by a Wholly-Owned Subsidiary thereof as referenced above in this clause (z)).

          (c) The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any Unrestricted Subsidiary, except that any Wholly-Owned Domestic Subsidiary of the Company referenced in following clause (z) may establish, create or acquire Unrestricted Subsidiaries solely in connection with Investments permitted by Section 10.05(xii) from time to time, in each case so long as (w) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Unrestricted Subsidiary or shall exist immediately after giving effect thereto,
(x) all Investments therein (including as a result of the designation thereof as provided in the definition of Unrestricted Subsidiary) are permitted pursuant to Section 10.05(xii), (y) all equity interests in each Unrestricted Subsidiary are owned directly by a Wholly-Owned Domestic Subsidiary of the Company which engages in no business or activities other than the holding of ownership interests in one or more Unrestricted Subsidiaries and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement and (z) each such Unrestricted Subsidiary enters into, or becomes a party to, an Unrestricted Subsidiary Tax Sharing Agreement on terms and conditions satisfactory to the Required Banks.



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          SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          11.01 Payments. The Company shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to
Section 11.05 for three or more Business Days after the receipt by the Company of notice of the respective Drawing by the Administrative Agent or the Issuing Bank or (iii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          11.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 9.11 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company by the Administrative Agent or any Bank; or

          11.04 Default Under Other Agreements. (i) The Company or any of its Subsidiaries or Material Joint Ventures shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(ii) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries or Material Joint Ventures shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof provided

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that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

          11.05 Bankruptcy, etc. The Company or any of its Subsidiaries or Material Joint Ventures shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or an involuntary case is commenced against the Company or any of its Subsidiaries or any such Material Joint Ventures and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries or any such Material Joint Ventures or the Company or any of its Subsidiaries or any such Material Joint Ventures commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries or any such Material Joint Ventures, or there is commenced against the Company or any of its Subsidiaries or any such Material Joint Ventures any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures makes a general assignment for the benefit of creditors, or any partnership and/or corporate action is taken by the Company or any of its Subsidiaries or any such Material Joint Ventures for the purpose of effecting any of the foregoing; or

          11.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or

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is likely to incur a liability to or on account of a Plan under Section 409,
502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Company or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; or

          11.07 Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Document and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          11.08 Guaranty. Any Guaranty shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor Event of Default shall occur, or at any time the Maximum Guaranteed Amount for any reason whatsoever shall be less than an amount equal to the remainder of (x) $75,000,000 less (y) the aggregate amount of cash actually loaned by HFS to the Company after the Initial Borrowing Date pursuant to Section 10.04(vii) and/or invested by HFS in the Company pursuant to Qualified Equity Investments as described in the definition thereof contained herein, so long as all such cash loaned or invested was actually used by the Company to repay the principal of Loans pursuant to the requirements of Section 4.02(a) (as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and (f)); or


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          11.09 HFS Subordination Agreement. The HFS Subordination Agreement
shall cease to be in full force or effect for any reason, or HFS or any Person acting by or on behalf of HFS shall deny or disaffirm HFS's obligations thereunder or HFS shall default, and such default shall continue unremedied for a period of 10 days after written notice to HFS by the Administrative Agent or any Bank, in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto; or

          11.10 Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries or Material Joint Ventures involving in the aggregate for the Company and its Subsidiaries and any such Material Joint Ventures a liability (not fully covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

          11.11 HFS Franchise Agreements, etc. (i) Any Franchise Agreement shall be terminated or any event or condition shall exist which would enable any party to such Franchise Agreement to terminate or suspend its obligations thereunder or (ii) at any time any Hotel Property shall be operated as other than a "Travelodge", "Thriftlodge" or any other nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company, provided that (A) a Hotel Property shall not be deemed to be subject to the events described in preceding clause (i) or (ii) if the respective Hotel Property, in the ordinary course of business and with the approval of the Board of Directors of the Company (or an authorized committee of such Board), is being changed to another nationally recognized hotel brand, and in connection with the change-over, the respective Hotel Property is for a period, in no event to exceed 90 days, operating other than under a nationally recognized hotel brand and (B) it shall not be a Default or an Event of Default under clause (i) or
(ii) of this Section 11.11 so long as all Hotel Properties subject to any of the events described above in this Section 11.11 (after giving effect to preceding clause (A)) at any time do not represent either more than 10% of the total assets of the Company and its Subsidiaries (after reduction for minority interests) as of the last day of the most recently ended fiscal quarter of the Company or more than 10% of the Total Hotel Revenues of the Company and its Subsidiaries (after reduction for minority interests) for the Test Period then most recently ended; or


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          11.12 Total Unrestricted Subsidiary Leverage Ratio. The Total
Unrestricted Subsidiary Leverage Ratio at any time is greater than 5.00: 1.00;
or

          11.13 Unrestricted Subsidiary Tax Payments. Any Unrestricted Subsidiary of the Company shall not pay any amounts owing by it under any Unrestricted Subsidiary Tax Sharing Agreement to which it is a party and such failure shall continue unremedied for 10 or more days;

          Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 11.05 shall occur with respect to a Borrower or if a Guarantor Event of Default specified in Section 14(d) of the HFS Guaranty shall occur with respect to HFS, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment and Revolving C$ Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in
Section 11.05 with respect to the Company, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Company and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreement; and (vi) take any of the actions specified in clause (ii) of the proviso to Sections 1.06(a) and (b) or in clause (v) of the proviso to Section 1.09.


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          SECTION 12. Definitions and Accounting Terms.

          12.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Adjusted Consolidated Company EBITDA" for any period shall mean Adjusted Consolidated EBITDA of the Company for such period, provided that in determining Consolidated EBITDA (as required pursuant to the definition of Adjusted Consolidated EBITDA) of the Company for such period, Consolidated Company Net Income (and not Consolidated Net Income) shall be used, with the term "Consolidated Company Net Income" being deemed inserted in lieu of the term "Consolidated Net Income" in each place such term is used in the definition of Consolidated EBITDA contained herein.

          "Adjusted Consolidated EBITDA" any Person for any period shall mean Consolidated EBITDA of such Person for such period, but without giving effect to any gains or losses from sales of assets other than inventory in the ordinary course of business.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom

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all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non- Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments, the Adjusted Total Revolving Loan Commitment and the Adjusted Total Revolving C$ Loan Commitment at a time when the Total Revolving Loan Commitment, Adjusted Total Revolving Loan Commitment or the Adjusted Total Revolving C$ Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments, Adjusted Total Revolving Loan Commitment or the Adjusted Total Revolving C$ Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the Dollar Equivalent Amount of the aggregate outstanding principal amount of Loans of all Non- Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and
(ii) any repayment of such Bank's Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Company or the Canadian Borrower, as the case may be, as a preferential or similar payment in any bankruptcy or similar proceeding of the Company or the Canadian Borrower, as the case may be, then the change to such Non- Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the Dollar Equivalent Amount of the outstanding principal of Loans made by

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such Bank plus such Bank's new Adjusted Percentage of Letter of Credit
Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Revolving C$ Loan Commitment" shall mean, at any time, the Total Revolving C$ Loan Commitment at such time less the aggregate Revolving C$ Loan Commitments of all Defaulting Banks at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 13.09.

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for all purposes of this Agreement, HFS and its Subsidiaries and Affiliates shall be deemed to be Affiliates of the Company and its Subsidiaries.

          "Agent" shall mean and include the Administrative Agent, the Collateral Agent and the Syndication Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Allocable Share" shall mean, with respect to any Joint Venture and non-Wholly-Owned Subsidiary and event or circumstance under this Agreement that requires the determination thereof, that percentage of such Joint Venture's or non-Wholly-Owned Subsidiary's equity interests that are owned (directly or indirectly) by the Company.

          "Applicable Margin" shall mean on any day with respect to any (i) $ Eurodollar Loan, (ii) Commitment Fee or (iii) C$

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Eurodollar Loan, the applicable margin set forth below under the respective captions "$ Eurodollar Margin", "Commitment Fee" or "C$ Eurodollar Margin", as applicable:

                        $                                              C$
    Total          Eurodollar            Commitment               Eurodollar
Outstandings         Margin                 Fee                     Margin

Equal or
less than
$75 million           0.400%                0.200%                   0.400%

Equal or
less than
$85 million           0.500%                0.200%                   0.500%

Equal or
less than
$95 million           0.600%                0.250%                   0.600%

Equal or
less than
$105 million          0.650%                0.250%                   0.650%

Equal or
less than
$115 million          0.700%                0.300%                   0.700%

Equal or
less than
$125 million          0.750%                0.300%                   0.750%

Equal or
less than
$150 million          0.875%                0.375%                   0.875%


Notwithstanding anything to the contrary contained in this definition:

          (a) the Applicable Margin shall be increased by .25% per annum on that portion of the Total Outstandings which exceeds the Guaranty Amount if the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter is less than 3.0 to 1.0, any such increase to be effective on the date of delivery of the Company's financial statements under Section 9.01(b) or (c), as the case may be, and the related officer's certificate under Section 9.01(e) and to remain effective until the date of delivery of the Company's financial statements under Section 9.01(b) or (c) and the related officer's certificate under
     Section 9.01(e) for the next fiscal period (it being agreed that (i) the Applicable Margins shall not be increased by more than .25% per annum at any time pursuant to this paragraph (a) and the Applicable Margin on that portion of

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     the Total Outstandings which exceeds the Guaranty Amount shall automatically be increased by .25% per annum on the date that the Company is required and fails to deliver its financial statements and related officer's certificate for any fiscal period pursuant to Sections 9.01(b),
     (c) and (e) until such statements and certificates are delivered and (ii) the specific Loans and Letters of Credit to which such increased Applicable Margin shall apply shall be determined by the Administrative Agent in its sole discretion);

          (b) the Applicable Margin shall be increased by the per annum percentage, if any, by which applicable margin for eurodollar loans under HFS's primary bank credit agreement exceeds or would exceed .40% per annum; and

          (c) to the extent that the Applicable Margin for Eurodollar Loans exceeds 1.00%, the Applicable Margin for $ Base Rate Loans shall be such Applicable Margin for $ Eurodollar Loans less 1.00%

          "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

          "Asset Sale" shall mean (i) any Recovery Event or (ii) any sale, transfer or other disposition by the Company or any of its Subsidiaries or Joint Ventures to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of any asset (including, without limitation, any capital stock or other securities of another Person) of the Company or any of its Subsidiaries or Joint Ventures other than (x) any sale, transfer or disposition permitted by Sections 10.02(v) and (xii) and (y) any sale, transfer or disposition where the fair market value of the consideration therefor is less than or equal to $100,000.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Financial Officer" of any Credit Party shall mean any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party.

          "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice- President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.


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          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section
14.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing in violation of this Agreement or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or 2.04 including, without limitation, as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bank of America Facility" shall mean the credit facilities made available by Bank of America National Trust & Savings Association to Joint Ventures of FHI pursuant to the terms of that certain Letter Loan Agreement, dated June 17, 1994, among Bank of America National Trust & Savings Association, FHI, Forte (U.K.), Limited Forte Plc and certain affiliates thereof, as in effect on the Initial Borrowing Date.

          "Bank Termination Date" shall mean that date occurring after the Effective Date upon which the Total Revolving Loan Commitment and all Letters of Credit shall have terminated and all Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full to the Banks; provided that if any amount so received by the Banks must be disgorged by them, then the Bank Termination Date shall be deemed to have not occurred until such future time as the foregoing conditions are once again satisfied.

          "Bankruptcy Code" shall have the meaning provided in Section 11.05.

          "Base Rate" at any time shall mean the highest of (i) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of Federal Funds Rate and (iii) the Prime Lending Rate.

          "BNS" shall mean The Bank of Nova Scotia in its individual capacity.

          "Borrower" shall mean each of the Company and the Canadian Borrower.

          "Borrowing" shall mean (i) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans of such Type the same Interest Period, provided that $ Base Rate Loans or Revolving C$ Loans made at an

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alternate rate of interest incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (ii) the borrowing of a Swingline Loan.

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Revolving C$ Loans, any day which is a Business Day described in clauses (i) and (ii) above and which is not a Saturday, Sunday or other day which shall be in Toronto, Ontario a legal holding or a day on which banking institutions are authorized or required by law or other government actions to close.

          "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective Permitted Hotel Acquisition or incurrence of Permitted Subordinated Indebtedness which requires calculations to be made on a Pro Forma Basis.

          "Canadian Acquired Assets" shall mean the property purchased by the Canadian Borrower under the Canadian Acquisition Documents, generally consisting of 20 hotels and a 50% interest in another hotel, all operating under the "Travelodge" franchise, and related assets.

          "Canadian Acquisition" shall mean the purchase by the Canadian Borrower of the Canadian Acquired Assets pursuant to the Canadian Acquisition Documents.

          "Canadian Acquisition Documents" shall mean the collective reference to the (i) the Contract of Sale dated as of July 16, 1996 among CPLP, as seller, the Canadian Borrower, as purchaser, and certain others and (ii) all other documents entered into or delivered in connection with the Canadian Acquisition.

          "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Canadian Borrowing Date" shall mean the first date on which the Canadian Borrower is entitled to borrow or have a Letter of Credit issued for its account under this Agreement,

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

which shall be the date on which the Canadian Acquisition is consummated and the conditions therefor set forth in Section 6 are satisfied.

          "Canadian Dollars" and the sign "C$" shall each mean freely transferable lawful money of Canada.

          "C$ Eurodollar Loans" shall mean Eurodollar Loans denominated in Canadian Dollars.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

          "Capital Stock" of any Person means all shares, interests, participations, partnership interests or other equivalents (however designated) of such Persons' capital stock or other equity interests.

          "Capitalized Interest" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at

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

least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment, pursuant to a note, receivable or otherwise, in connection with such Asset Sale, but only as and when so received) received by the Company or any of its Subsidiaries or Joint Ventures from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Sec. 9601 et seq.

          "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than (x) HFS and its Subsidiaries and/or (y) Chartwell and/or (z) FSNL (collectively, the "Designated Persons"), of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act), of more of the outstanding shares of common stock of the Company (on a fully diluted basis) than is collectively beneficially owned by the Designated Persons or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors or (iii) prior to the date of the first widely distributed primary public offering by the Company of its nonredeemable common stock after the Initial Borrowing Date (the "Public Offering Date"), the Designated Persons collectively shall fail to have beneficial ownership of shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (iv) after the Public Offering Date, the Designated Persons collectively shall fail to have beneficial ownership of shares representing at least 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (v) Chartwell or FSNL shall sell or dispose of any common stock of the Company or convert any common stock of the Company into any other class of Capital Stock. For purposes of this definition of "Change of

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

Control", shares of common stock of the Company shall be deemed to be beneficially owned by Chartwell and/or FSNL only if Chartwell effectively has sole voting control of such shares (or FSNL is required to vote its shares in the same way that Chartwell votes its shares).

          "Chartwell" shall mean Chartwell Leisure Associates, L.P., any other partnership controlled by one or more of the existing partners of Chartwell Leisure Associates, L.P. on the Initial Borrowing Date, Chartwell Leisure Associates L.P. II or any Affiliate thereof or other investors therein in each case reasonably acceptable to the Administrative Agent.

          "Chartwell Preferred Stock" shall mean the class of the Company's preferred stock issued to Chartwell satisfying the applicable requirements of
Section 10.04(ix) and containing such other terms as are reasonably acceptable to the Administrative Agent.

          "Chartwell Preferred Stock/Subordinated Debt" shall mean, as the context may require, the Chartwell Preferred Stock and/or the Chartwell Subordinated Debt.

          "Chartwell Stock Purchase Agreement" shall mean the Amended and Restated Stock Purchase Agreement dated as of March 14, 1996 among the Company and the purchasers named therein.

          "Chartwell Subordinated Debt" shall mean the subordinated debt of the Company issued upon conversion of any outstanding shares of Chartwell Preferred Stock in accordance with the terms thereof, it being understood and agreed, however, that (i) the Chartwell Preferred Stock may not be so converted (and shall expressly provide that no such conversion shall be effective) without the prior written consent of the Required Banks (which consent may be granted or withheld by the Banks in their sole discretion), (ii) the Chartwell Subordinated Debt shall satisfy the applicable requirements of Section 10.04(ix) and (iii) all terms and conditions of the Chartwell Subordinated Debt shall be required to be satisfactory in form and substance to the Required Banks.

          "Chase" shall mean The Chase Manhattan Bank in its individual capacity.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any

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subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to the Pledge Agreement or the Security Agreement.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Commitments" shall mean the collective reference to the Revolving Loan Commitments, the Revolving C$ Loan Commitments and the Swingline Commitment.

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Company Guaranty" shall have the meaning specified in Section 5.08.

          "Consolidated Company Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) the net income (if positive) for such period of any other Person which is not a Wholly-Owned Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid by such Person during such period to the Company or a Wholly-Owned Subsidiary of the Company (provided that any such payments made in January 1997 shall, for purposes of this Agreement, be treated as though made in December 1996), (ii) the net income (or loss) of any other Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Consolidated Net Income shall, without duplication, be reduced by the aggregate amount of fees and payments by the Company or its Subsidiaries pursuant to Section 10.06(iii), (v), (vii), (ix), (x) and (xi), but shall not be reduced by any other fees paid by the Company and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) the net income of each Unrestricted Subsidiary shall be wholly excluded.

          "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Company and its Subsidiaries in accordance with

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generally accepted accounting principles in a consolidated balance sheet.

          "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Company and its Subsidiaries at such time in accordance with generally accepted accounting principles in a consolidated balance sheet, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Current Ratio" at any date shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities of such date, provided, however, any non-cash write- offs with respect to, and any losses from the disposition of, the Gaming Assets shall be excluded in determining the Consolidated Current Ratio.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of the Company and its Wholly-Owned Subsidiaries plus, without duplication, the Company's Allocable Share of any Indebtedness of a Joint Venture, in either case as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis, but including, in any event, (w) the Guaranty Inclusion Amount, (x) all Loans and Letters of Credit, (y) the aggregate amount of Indebtedness then outstanding as evidenced by Redeemable Capital Stock (including any such Redeemable Capital Stock issued in accordance with Section 10.04(viii)) and (z) the amount of outstanding HFS Subordinated Indebtedness and Permitted Subordinated Indebtedness, if any, provided that, notwithstanding the foregoing, the term Consolidated Debt shall exclude all outstanding Chartwell Preferred Stock/Subordinated Debt and up to $2,000,000 per year of the Company's guaranty obligations in respect of the Las Vegas Lease permitted by Section 10.04(xv).

          "Consolidated EBITDA" shall mean, for any Person and period, (A) the sum of the amounts for such Person and period of (i) Consolidated Net Income,
(ii) consolidated interest expense of such Person for such period, to the extent same reduced Consolidated Net Income for such period, (iii) provisions for taxes based on income, to the extent same reduced Consolidated Net Income for such period, (iv) depreciation expense, to the extent same reduced Consolidated Net Income for such period, (v) amortization expense, to the extent same reduced Consolidated Net Income for such period, (vi) any other non-cash items reducing the Consolidated Net Income of such Person for such period, and (vii) any cash receipts of such Person or a Wholly-Owned Subsidiary of such Person during such period that represent items

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included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B)(i) of this definition, minus (B) the sum of (i) all non-cash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves that constituted non-cash items which reduced the Consolidated Net Income of such Person during prior periods, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, provided, however, any non-cash write-offs with respect to, and any losses from the disposition of, the Gaming Assets shall be excluded in determining Consolidated EBITDA.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Adjusted Consolidated EBITDA of the Company for such period to
(y) Consolidated Interest Expense of the Company for such period, provided, however that (i) for the purposes of calculating the Consolidated Interest Coverage Ratio for the Test Period ending on (a) March 31, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 85% and (b) June 30, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 95% and (ii) any non-cash write-offs with respect to, and any losses from the disposition of, the Gaming Assets shall be excluded in determining the Consolidated Interest Coverage Ratio.

          "Consolidated Interest Expense" shall mean, for any Person and period, the total consolidated interest expense of such Person and its Wholly-Owned Subsidiaries and the Allocable Share of the interest expense of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such Person and its Wholly-Owned Subsidiaries representing the interest factor for such period and the Allocable Share of that portion of Capitalized Lease Obligations of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement, less interest income of such Person and its Wholly-Owned Subsidiaries and the Allocable Share of the interest income of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures for such period. Notwithstanding anything to the contrary contained elsewhere in this Agreement or the requirements of generally accepted accounting principles, in calculating Consolidated Interest Expense of the Company, (v) the

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amount of Capitalized Interest incurred during any period shall be added as a component of Consolidated Interest Expense, (w) the amount of the Guaranty Fee paid or accrued during any period shall be added as a component of Consolidated Interest Expense, (x) accrued dividends on any Redeemable Capital Stock (excluding accrued dividends on the Chartwell Preferred Stock) shall be added as a component of Consolidated Interest Expense, and (y) the interest expense on the Chartwell Subordinated Debt shall be excluded.

          "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) in determining Consolidated Net Income of the Company, the net income of any other Person which is not a Wholly-Owned Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the Company's direct or indirect equity interests in such net income (taking the Company's direct or indirect distributable share thereof), in each case reduced to the extent that the declaration or payment of dividends or distributions by such other Person during such period is not at the time permitted by operation of the terms of its charter or any other agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such other Person or requires the consent of any other Person other than the specified Person as a Wholly-Owned Subsidiary thereof, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Consolidated Net Income of the Company shall, without duplication, be reduced by the aggregate amount of fees and payments by the Company or its Subsidiaries pursuant to Sections 10.06(iii), (v), (vii), (ix), (x) and (xi), but shall not be reduced by any other fees paid by the Company and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) in determining Consolidated Net Income of the Company. the net income of each Unrestricted Subsidiary shall be wholly excluded.

          "Consolidated Net Worth" shall mean, at any time, all items which would be included under shareholders' equity on a consolidated balance sheet of the Company in accordance with generally accepted accounting principles, provided, however, any non-cash write-offs with respect to the Gaming Assets shall be excluded in determining Consolidated Net Worth.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general

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partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Company on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

          "Corporate Services Agreement" shall mean the Amended and Restated Corporate Services Agreement, dated as of January 24, 1996, between the Company and HFS.

          "Corporate Services Fee" shall mean an annual fee equal to $1,500,000 which Corporate Services Fee shall be payable on a quarterly basis in advance of the services to be performed.

          "CPLP" shall mean Capital Partners Limited Partnership, a limited partnership formed under the laws of the Province of Ontario.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Pledge Agreement, the Security Agreement, each Guaranty and the HFS Subordination Agreement.

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          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean HFS, the Borrowers, and each Subsidiary Guarantor.

          "Cumulative Retained Residual Excess Cash Flow Amount" shall initially be $0, provided that the Cumulative Retained Residual Excess Cash Flow Amount shall be (i) increased on each April 15, commencing April 15, 1998, by an amount equal to 50% of the Residual Excess Cash Flow for the immediately preceding fiscal year (or if Residual Excess Cash Flow is a negative amount for such fiscal year, the Cumulative Retained Residual Excess Cash Flow Amount shall be reduced by 100% of such amount) and (ii) reduced, on each date upon which (x) any Restricted Payment is made pursuant to Section 10.03(vi), by the amount of such Restricted Payment and (y) any Capital Expenditures are made pursuant to Section 10.07(c), by the amount of such Capital Expenditure.

          "Cumulative Unrestricted Subsidiary Dividend Amount" shall mean, at any time, the aggregate amount of cash dividends or distributions received by the Company or a Wholly-Owned Subsidiary thereof from all Unrestricted Subsidiaries (other than any such dividends or distributions the proceeds of which are to pay any such Unrestricted Subsidiary's portion of any taxes payable by the Company or a Wholly-Owned Subsidiary thereof), with the Cumulative Unrestricted Subsidiary Dividend Amount to be reduced on each date on which, and in the amount by which, the Company makes a Restricted Payment pursuant to Section 10.03(vii).

          "Currency" shall mean the collective reference to Dollars and Canadian Dollars.

          "Current Consolidated Tax Rate" means, with respect to any Person for any period, the combined highest marginal U.S. federal, state and local income tax rate (calculated by (i) taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and (ii) using the highest marginal state income tax rate imposed by any state in which the Company is doing business) during such period on any incremental ordinary income (i.e., income in excess of the income generated by such Person during the respective period) of such Person.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.


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          "Defaulting Bank" shall mean any Bank with respect to which a Bank
Default is in effect.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent the payments described in this sentence are booked as an expense which reduces Consolidated Net Income.

          "Documents" shall mean the Credit Documents, the Canadian Acquisition Documents and the Recapitalization Documents.

          "$ Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto, including each Swingline Loan.

          "Dollar Equivalent Amount" shall mean with respect to (i) any amount of Canadian Dollars on any date, the equivalent amount in Dollars of such amount of Canadian Dollars, as determined by the Administrative Agent using the Exchange Rate and (ii) any amount in Dollars, such amount.

          "$ Eurodollar Loans" shall mean Eurodollar Loans denominated in
Dollars.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.05.

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          "Effective Date" shall have the meaning provided in Section 14.10.

          "Eligible Transferee" shall mean, with respect to any Bank party to this Agreement on the date hereof or that becomes a Bank pursuant to Sections
1.13 or 14.04, a commercial bank, financial institution or other "accredited investor" as defined in Regulation D of the Securities Act.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, orders or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 2601 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sec. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Sec. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

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          "ERISA Affiliate" shall mean each person (as defined in Section 3(9)
of ERISA) which together with the Company or Subsidiary of the Company or HFS would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Company, or a Subsidiary of the Company or HFS being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the applicable Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean, with respect to any Currency (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Chase for deposits of amounts of such Currency in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Chase with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next highest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, in the event that the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Revolving C$ Loans, the Eurodollar Rate for Revolving C$ Loans determined pursuant to clause (a) of this definition shall instead be the rate determined by Chase as the all-in cost of funds for Chase to fund such Revolving C$ Loan with maturities comparable to the Interest Period applicable thereto.

          "Event of Default" shall have the meaning provided in Section 11.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated EBITDA of the Borrower for such period and
(ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Wholly-Owned Subsidiaries during such period plus, without duplication, the Borrower's Allocable Share of Capital Expenditures made by Joint Ventures during such period (but excluding Capital Expenditures (x) financed with the proceeds of Indebtedness or equity or with

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the proceeds of Asset Sales or (y) made pursuant to the last sentence of
Section 10.07(a) or pursuant to Section 10.07(b) or (c)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Wholly-Owned Subsidiaries (but excluding payments pursuant to the Refinancing and repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (A) required as a result of a Scheduled Commitment Reduction under Section 3.03(b) (but not as a reduction to the amount of Scheduled Commitment Reductions pursuant to another provision of this Agreement) or (B) made as a voluntary prepayment pursuant to Section 4.01(a) with internally generated funds during such period (but only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment pursuant to Section 3.02(a)), (iii) the amount of Consolidated Interest Expense (excluding payments of dividends in respect of Redeemable Capital Stock) actually paid in cash during such period, (iv) the amount of cash taxes actually paid during such period (excluding cash taxes which must be paid, or reimbursed to the Borrower or its Wholly-Owned Subsidiaries, by one or more Unrestricted Subsidiaries, whether pursuant to the Unrestricted Subsidiary Tax Sharing Agreements or otherwise) and (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (excluding any increase attributable to the receipt of proceeds of Capital Stock).

          "Excess Termination Fees" shall mean, with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement in excess of 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid. It is acknowledged and agreed that Excess Termination Fees shall not be payable in connection with Hotel Properties acquired after the Initial Borrowing Date, unless expressly consented to by the Required Banks.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "Exchange Rate" shall mean, with respect to Canadian Dollars on any date, the rate at which such Canadian Dollars may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M. New York City time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such Canadian Dollars shall be determined by reference to such other publicly available service for displaying exchange

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rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Canadian Dollars, for delivery two Business Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Existing Indebtedness" shall have the meaning provided in Section
8.22.

          "Existing Investment Agreements" shall mean all agreements evidencing, or relating to, any Existing Investments (including all Joint Ventures).

          "Existing Investments" shall have the meaning provided in Section 10.05(vii).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "FHI" shall mean Forte Hotels, Inc., a Delaware corporation, which has changed its name to NL Hotels, Inc.

          "Final Maturity Date" shall mean August 28, 2002.

          "Financing Agreement" shall mean the Amended and Restated Financing Agreement, dated as of July 24, 1996, between the Company and HFS.

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          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Franchise Agreement" shall mean (i) with respect to any Hotel Property in which HFS is the franchisor, an HFS Franchise Agreement and (ii) with respect to any other Hotel Property, a franchise agreement that the respective franchisor customarily uses with respect to similarly situated franchises.

          "FSNL" shall mean FSNL LLC, a Connecticut limited liability company.

          "Gaming Assets" shall mean the gambling, casino, riverboat and other gaming assets of the Company and its Subsidiaries owned on the Initial Borrowing Date.

          "Guarantor" shall mean HFS, the Company and each Subsidiary
Guarantor.

          "Guarantor Event of Default" shall have the meaning provided in the HFS Guaranty.

          "Guaranty" shall mean the HFS Guaranty and the Subsidiaries Guaranty.

          "Guaranty Amount" shall mean the amount of the HFS Guaranty then in effect.

          "Guaranty Fee" shall have the meaning provided in Section 10.06(ix).

          "Guaranty Inclusion Amount" at any date shall mean the product of (i) .5 and (ii) the aggregate amount of all obligations supported by guarantees made by the Company pursuant to clause (xi) of Section 10.04.

          "Hazardous Materials" shall mean (a) oil as defined by the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., (b) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals,

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materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "HFS" shall mean HFS Incorporated, a Delaware corporation.

          "HFS Agreements" shall mean the Financing Agreement, the Corporate Services Agreement and all HFS Franchise Agreements, as well as any other agreements of the Borrower and any of its Subsidiaries with HFS or any of its Subsidiaries.

          "HFS Franchise Agreement" shall mean a Travelodge license agreement in the form of Exhibit L-1 or such other form of Travelodge license agreement which at the time is in substantially the same form as is then being offered by HFS or a Subsidiary thereof in the then current form of Uniform Franchise Offering Circular for Travelodge license agreements, or a Ramada Plaza license agreement in the form of Exhibit L-2, or a license agreement for any HFS affiliated hotel or motel franchise system substantially in the form then being offered to prospective licensees in the then current Uniform Franchise Offering Circular for the applicable HFS affiliated franchise system.

          "HFS Guaranty" shall have the meaning provided in Section 5.08.

          "HFS Master License Agreement" shall mean the License Agreement, dated as of January 23, 1996, between Bear Acquisition Corp. (which is a Subsidiary of HFS) and FHI.

          "HFS Subordinated Indebtedness" shall have the meaning provided in
Section 10.04.

          "HFS Subordinated Note" shall have the meaning provided in Section 10.04.

          "HFS Subordination Agreement" shall have the meaning provided in
Section 5.16.

          "Hotel Property" shall mean each hotel or motel owned or leased by the Company or any of its Subsidiaries or Joint Ventures (including the furniture, fixtures and equipment thereon).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest,

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fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (but excluding accrued expenses and current trade accounts payable incurred in the ordinary course of business),
(ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause
(i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement and (viii) all Redeemable Capital Stock and, without duplication, any Chartwell Preferred Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and, if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the Company. Notwithstanding and without duplication of the foregoing, Indebtedness shall include the Guaranty Inclusion Amount from time to time.

          "Information Package" shall mean, with respect to each Hotel Property, in an information package consisting of (i) a description of the respective Hotel Property, (ii) management's discussion and analysis of the respective Hotel Property and discussing any improvements or changes to be made with respect thereto, (iii) historical financial statements (which may be unaudited) for the respective Hotel Property for at least the two full fiscal years most recently ended and the latest 12-month period ended with the last day of the fiscal quarter last ended, (iv) projections for the respective Hotel Property for the four years after the respective acquisition and (v) any other information which the Company determines should be furnished so that the Information Package for the respective Hotel Property is true and correct in all material respects and is not incomplete by omitting to state any fact necessary to make the information (taken as a whole) contained therein not misleading in any material respect, which Information Package shall include an

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officer's certificate of the Company certifying (i) the cost to acquire the respective Hotel Property, (ii) the purchase of related working capital in connection with the acquisition of such Hotel Property, (iii) the amount expected to be used to pay fees and expenses in connection with the acquisition of the respective Hotel Property, and (iv) the amount anticipated to be spent within one year after the date of the acquisition of the respective Hotel Property to pay preopening costs and to make improvements of the respective Hotel Property so acquired.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans hereunder occurs.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Expense" shall mean, with respect to any Joint Venture, the total interest expense of such Joint Venture for such period, adjusted by (x) excluding any interest expense owing to the Company or one or more of its Wholly-Owned Subsidiaries and (y) including as interest expense any accrued dividends payable on any Redeemable Capital Stock of such Joint Venture.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 10.05.

          "Investment Commitment" shall have the meaning provided in Section 10.05.

          "Issuing Bank" shall mean Chase or any of its Affiliates or BNS or any of its Affiliates, in its capacity as issuer of a Letter of Credit.

          "Joint Venture" shall mean any Person (other than an Unrestricted Subsidiary) in which the Company or any Subsidiary of the Company owns, directly or indirectly (except through one or more Unrestricted Subsidiaries), more than 5% but less than

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100% of the voting or equity interests or in which the Company or a Subsidiary of the Company has general partnership liability.

          "Joint Venture Agreement" shall mean each partnership agreement, other organizational agreement or agreement governing the management or ownership of a Joint Venture.

          "Las Vegas Lease" shall have the meaning provided in Section
10.04(xv).

          "L/C Supportable Indebtedness" shall mean obligations of the Company or any of its Subsidiaries or Joint Ventures incurred in the ordinary course of business permitted to exist pursuant to this Agreement, including obligations under the Bank of America Facility.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section
2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Licensing Fee" shall mean the licensing fees paid pursuant to the HFS Master License Agreement, which Licensing Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loans" shall mean the Revolving Loans and the Swingline Loans.


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          "Management Agreements" shall mean all agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries, any of the Joint Ventures or any Hotel Properties.

          "Mandatory Borrowing" shall have the meaning specified in Section 1.01(b).

          "Marketing and Reservation Fee" shall mean the separate fee or payment to cover the marketing and reservation services referred to in the respective HFS Franchise Agreement, which Marketing and Reservation Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Joint Venture" shall mean (i) any Non- Subsidiary Joint Venture that at any time of determination has contributed in excess of $150,000 to the Company's Consolidated EBITDA for the Test Period then most recently ended and (ii) each other Non-Subsidiary Joint Venture designated by the Company in writing to the Administrative Agent as a Material Joint Venture, provided that in any event at all time at least the 25 Non-Subsidiary Joint Ventures which had the largest contribution to the Company's Consolidated EBITDA for the Test Period then most recently ended shall be deemed to be Material Joint Ventures provided further that, in addition, (a) each Joint Venture which has obligations which are recourse to the Company or any of its Subsidiaries or other Joint Ventures shall be a Material Joint Venture and (b) each Joint Venture which is or becomes a Material Joint Venture shall continue to be a Material Joint Venture notwithstanding that it no longer satisfies the tests specified above.

          "Maximum Guaranteed Amount" shall have the meaning provided in the HFS Guaranty.

          "Mexican Investment" shall mean the investment by the Company and its Subsidiaries of up to $10,000,000 in the aggregate to form a joint venture for the purpose of developing and operating, or franchising others to operate, lodging facilities in Mexico under the "Travelodge" and "Thriftlodge" tradenames, as described in the Memorandum of Understanding with Grupo Piasa, a Mexican hotel company, as in effect on the date hereof, provided that there shall be no partner, member or investor in such joint venture other than those that exist on the date hereof.

          "Minimum Facing Fee" shall have the meaning provided in Section
3.01(c).

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          "Moody's" shall mean Moody's Investors Service, Inc.

          "Net Cash Proceeds" shall mean, with (i) respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including, without limitation, brokerage and attorneys' fees, if any, and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (y) incremental taxes paid or payable as a result thereof and (ii) with respect to any issuance of debt or equity, the Cash Proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal and other fees and expenses associated therewith) incurred in connection therewith.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Subsidiary Joint Venture" shall mean any Joint Venture of the Company that is not also a Subsidiary of the Company.

          "Notes" shall mean the Revolving Notes and the Swingline Notes.

          "Notice of Borrowing" shall have the meaning provided in Section
1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 140 East 45th Street, 29th Floor, New York, New York 10017,
Attention: Sandra Miklave, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04.


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          "Payment Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Hotel Acquisition" shall mean an acquisition of a Hotel Property (or the equity interest of the Person owning such Hotel Property) pursuant to Sections 10.02(ix) and/or 10.05(viii).

          "Permitted Liens" shall have the meaning provided in Section 10.01.

          "Permitted Subordinated Indebtedness" shall mean Indebtedness of the Company permitted under clause (x) of Section 10.04.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which, the Company or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 6.09.

          "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

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          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, with respect to any Permitted Hotel Acquisition or the incurrence of any Permitted Subordinated Indebtedness, the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Hotel Acquisition or Permitted Subordinated Indebtedness (and all Indebtedness incurred or Permitted Hotel Acquisitions effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected or incurred on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

          (i) except as provided in following clause (ii), pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

          (ii) in calculating interest expense attributable to Loans, it shall be assumed that (x) the average principal amount of Loans actually outstanding during the Calculation Period (or, if the Initial Borrowing Date occurs after the first day of the Calculation Period, during the period from the Initial Borrowing Date to the respective Determination
     Date) had been outstanding at all times during the period from the first day of the Calculation Date until the Determination Date and (y) in addition to the outstandings as calculated pursuant to preceding clause
     (x), to the extent that any Loans were incurred during the Calculation Period or thereafter but on or prior to the date of determination to finance Permitted Hotel Acquisitions, such Loans will be deemed to have been outstanding from the first day of the respective Calculation Period until the date of

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     the incurrence thereof (or if earlier, the last day of the respective
     Calculation Period);

          (iii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

          (iv) except as provided in preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination; and

          (v) pro forma effect shall be given to all sales of Hotel Properties and Permitted Hotel Acquisitions (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

          "Projections" shall have the meaning provided in Section 5.12(b).

          "Qualified Capital Stock" of any Person shall mean all Capital Stock of such Person which is not Redeemable Capital Stock.

          "Qualified Equity Commitment" shall have the meaning provided in
Section 10.05.

          "Qualified Equity Investment" shall mean any equity investment made by HFS in the Company (including in return for Redeemable Capital Stock issued as permitted by Section 10.04(viii) and/or Qualified Capital Stock of the Company) so long as 100% of the Net Cash Proceeds thereof are actually used by the Company to make mandatory repayments of Loans as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f).

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.


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          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Sec. 6901 et seq.

          "Real Estate Committee" shall mean Chase and The Bank of Nova Scotia.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" shall mean collectively (i) the Refinancing and
(ii) the receipt by the Company of at least $57,000,000 from the issuance of its common stock as described in Section 5.17.

          "Recapitalization Documents" shall mean collectively (i) the Refinancing Documents and (ii) the Chartwell Stock Purchase Agreement.

          "Recovery Event" shall mean the receipt by the Company or any of its Subsidiaries or Joint Ventures of any cash insurance proceeds (other than from business interruption insurance) or condemnation award payable (i) by reason of theft, loss, physical destruction, damage or taking or any other similar event with respect to any property or assets of the Company or any of its Subsidiaries or Joint Ventures and (ii) under any policy of insurance required to be maintained under Section 9.03.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event of passage of time would be, required to be redeemed or repurchased, or is redeemable or required to be repurchased at the option of the holder thereof, or is convertible into or exchangeable for debt securities at any time (unless solely at the option of the Company).

          "Refinancing" shall have the meaning provided in Section 5.06.

          "Refinancing Documents" shall have the meaning provided in Section
5.06.

          "Register" shall have the meaning provided in Section 14.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in

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effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reinvestment Amount" shall mean the aggregate amount of Net Cash Proceeds received from Asset Sales which would have been required to be applied in accordance with Section 3.03(d) (absent clause (ii) of the first proviso to such Section 3.03(d)), but which have not been applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d) because the Company has elected to reinvest such Net Cash Proceeds pursuant to clause (ii) of the first proviso of such Section 3.03(d), with the Reinvestment Amount to be reduced on each date on which, and in the amount by which, such Net Cash Proceeds have been reinvested as provided in clause (ii) of the first proviso of such Section 3.03(d) or have been applied to reduce the Total Revolving Loan Commitment pursuant to the second proviso of such Section 3.03(d).

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.


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          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, the Dollar Equivalent Amount of outstanding Loans and Adjusted Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then Dollar Equivalent Amount of total outstanding Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time). If any Affiliate of the Company (other than any Person that would qualify as an Affiliate of the Company solely by reason of its status as a creditor of the Company or any Affiliate thereof or by the exercise of any remedies under the Security Documents) holds any Loans or Revolving Loan Commitments, then, unless such Affiliates own 100% of all outstanding Loans and Revolving Loan Commitments,
(x) no such Affiliate shall be included as a Bank for purposes of this definition and (y) the amount of such Loans or Revolving Loan Commitments shall be subtracted from the total amounts of such Loan or Revolving Loan Commitments based on which the calculation of Required Banks is made.

          "Residual Excess Cash Flow" shall mean, for any fiscal year of the Company, Excess Cash Flow for such fiscal year less the aggregate amount of payments of fees made with respect to such fiscal year as permitted by Section 10.06(vii).

          "Restricted Payment" shall mean (a) any authorization, declaration or payment of any Dividends with respect to the Company or any of its Subsidiaries or Joint Ventures, (b) the making (or the giving of any notice in respect thereof) by the Company or any of its Subsidiaries or Joint Ventures of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to the Company or any of its Subsidiaries or Joint Ventures by, or in respect of any guarantee or Contingent Obligation made for the benefit of the Company or any of its Subsidiaries or Joint Ventures by, or in respect of any other obligation of the Company or any of its Subsidiaries or Joint Ventures owed to, any Affiliate of the Company (excluding the Company and its Wholly-Owned Subsidiaries) and (c) the payment of any fees or expenses (including the reimbursement thereof by the Company or any of its Subsidiaries or Joint Ventures) to any Affiliate of the Company (excluding the Company and its Wholly-Owned Subsidiaries), it being understood that, in any event, any payment on or in respect of, any Chartwell Preferred Stock/Subordinated Debt, any HFS Subordinated Indebtedness or any Permitted Subordinated Indebtedness shall be a Restricted Payment.


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          "Returns" shall have the meaning provided in Section 8.09.

          "Revolving C$ Loan Commitment" shall mean for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving C$ Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.13 or 14.04(b). The Revolving C$ Loan Commitment of a Bank shall be a subfacility of the Revolving Loan Commitment of such Bank.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to 1.13 or 14.04(b).

          "Revolving Loans" shall be the collective reference to Revolving $ Loans and Revolving C$ Loans.

          "Revolving $ Loans" shall have the meaning provided in Section 1.01.

          "Revolving C$ Loans" shall have the meaning provided in Section 1.01.

          "Revolving C$ Note" and "Revolving C$ Notes" shall have the meanings provided in Section 1.05(b).

          "Revolving $ Note" and "Revolving $ Notes" shall have the meanings provided in Section 1.05(a).

          "Revolving Notes" shall mean the collective reference to the Revolving C$ Notes and the Revolving $ Notes.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.03(b).

          "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(b).

          "SEC" shall have the meaning provided in Section 9.01(h).


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          "Security Agreement" shall have the meaning provided in Section 6.07.

          "Security Documents" shall be the collective reference to the Pledge Agreement and the Security Agreement.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholders' Agreements" shall mean all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreement entered into by shareholders relating to any such entity with respect to its capital stock.

          "Specified Existing Investments" shall mean those Existing Investments that relate to the Company's previous gaming businesses and designated as such on Schedule IX.

          "Standard Termination Fee" shall mean (x) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement up to 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid and (y) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property acquired after the Initial Borrowing Date, that portion of the Termination Fee with respect to such Hotel Property which equals that amount customarily charged by HFS to other similarly situated franchisees.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.08.

          "Subsidiary" shall mean, as to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of

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whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has a 50% or greater equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its other Subsidiaries for purposes of this Agreement. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to Subsidiaries of the Company.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Company.

          "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

          "Swingline Commitment" shall mean $5,000,000.

          "Swingline Expiry Date" shall mean the date which is one Business Day prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning specified in Section 1.01(b).

          "Swingline Note" shall have the meaning specified in Section 1.05(a).

          "Syndication Agent" shall mean The Bank of Nova Scotia, in its capacity as Syndication Agent for the Banks hereunder.

          "Tax Sharing Agreements" shall mean all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Termination Fee" shall mean any fees (whether in the form of liquidated damages or otherwise) that is due and payable by the Company or any of its Subsidiaries or Joint Ventures to HFS pursuant to Section Paragraph 30(k) an existing HFS Franchise Agreement or the equivalent section of any other HFS Franchise Agreement.


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          "Test Period" shall mean each period of four consecutive fiscal quarters of the Company (or, if shorter, the period beginning on July 1, 1996 and ending on the last day of a fiscal quarter of the Company ended after the Initial Borrowing Date), in each case taken as one accounting period, ended after the Initial Borrowing Date.

          "Total Hotel Revenues" shall mean, for any period, the sum of (i) the gross total revenues of all wholly-owned Hotel Properties owned or leased by the Company and its Wholly-Owned Subsidiaries plus (ii) the Company's Allocable Share of the gross total revenues of all non-wholly-owned Hotel Properties owned or leased by the Company and its Subsidiaries and Joint Ventures plus
(iii) the Company's Allocable Share of the gross total revenues from the retail operations at the Fisherman's Wharf Travelodge located in San Francisco, it being understood that Total Hotel Revenues shall include results of operations of Hotel Properties only for periods after the acquisition thereof by the Company or the respective Subsidiary or Joint Venture.

          "Total Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Debt at such time to (y) Adjusted Consolidated EBITDA of the Company for the Test Period then last ended, provided that (i) for purposes of calculating the Total Leverage Ratio for the Test Period ending on (a) December 31, 1996, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 45%, (b) March 31, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 55% and (c) June 30, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 85%, (ii) for purposes of calculating Consolidated Debt at any time, any outstanding principal amount of Indebtedness under the Bank of America Facility shall be included and the amount of any Letter of Credit supporting payment of the Bank of America Facility shall be excluded and (iii) any non-cash write-offs with respect to the Gaming Assets shall be excluded in determining the Total Leverage Ratio.

          "Total Outstandings" at any time shall mean the sum of the aggregate principal amount of the Dollar Equivalent Amount of Loans then outstanding plus the aggregate amount of Letter of Credit Outstandings at such time.

          "Total C$ Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving C$ Loan Commitments of each of the Banks.


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          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unrestricted Subsidiary Leverage Ratio" shall mean, at any time, the ratio of (x) all Indebtedness of all Unrestricted Subsidiaries at such time as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis plus, without duplication, the amount of all Redeemable Capital Stock of all Unrestricted Subsidiaries (determined in accordance with the definition of Indebtedness contained herein) to (y) Adjusted Consolidated EBITDA of all Unrestricted Subsidiaries (calculated by using the Adjusted Consolidated EBITDA of the parent Unrestricted Subsidiary or, if more than one Unrestricted Subsidiary is directly owned by the Company or a Wholly-Owned Domestic Subsidiary thereof, by calculating the Adjusted Consolidated EBITDA of the Unrestricted Subsidiaries on a combined basis) for the Test Period then last ended.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the Dollar Equivalent Amount of the aggregate principal amount of Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Transaction" shall mean the Canadian Acquisition and the Recapitalization.

          "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a $ Base Rate Loan, a $ Eurodollar Loan or a C$ Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.


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          "Unpaid Drawing" shall have the meaning provided for in Section 2.05.

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Company created or acquired after the Initial Borrowing Date that, at the time of such creation or acquisition, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than as provided in Section 10.15.

          The Company may designate any such Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence), (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Company or any other Subsidiary or Joint Venture of the Company (excluding other Unrestricted Subsidiaries) and
(d) the designation of the respective Unrestricted Subsidiary shall be made in compliance with any additional requirements contained in Section 10.16(c) . The only asset that may be invested in any such Unrestricted Subsidiary by the Company in any of its other Subsidiaries or Joint Ventures is the Net Cash Proceeds of the Chartwell Preferred Stock. The Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof and all actions which would be required to be taken pursuant to Section 10.16(a) in connection with the creation or acquisition of a new Subsidiary are taken at the time of the respective such designation. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer of the Company certifying that such designation complied with the foregoing conditions.

          "Unrestricted Subsidiary Tax Sharing Agreement" shall mean any tax sharing agreement entered into by the Company with an Unrestricted Subsidiary pursuant to the requirements of Section 10.16(c), with the terms and conditions of any such tax sharing agreement to be required to be in form and substance satisfactory to the Required Banks, and with any changes thereto made after the entering into of any such tax sharing agreement to be required to be satisfactory to the Required Banks.

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the Dollar Equivalent

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Amount of the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the total Letter of Credit Outstandings at such time, provided that for purposes of Section 3.01(a) outstanding Swingline Loans shall be deemed not to be outstanding.

          "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned Subsidiary of the Company that is incorporated or organized in the United States or any state or territory thereof.


          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 13. The Agents.

          13.01 Appointment. The Banks hereby designate The Chase Manhattan Bank as Administrative Agent (for purposes of this Section 13, the term "Administrative Agent" shall include Chase in its capacity as Collateral Agent pursuant to the Pledge Agreement) to act as specified herein and in the other Credit Documents. The Banks hereby designate The Bank of Nova Scotia Bank as Syndication Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such other duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          13.02 Nature of Duties. Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; neither Agent shall have by reason of this Agreement or any other

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Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          13.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each of HFS and the Company and its Subsidiaries and Joint Ventures in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each of HFS and the Company and its Subsidiaries and Joint Ventures and, except as expressly provided in this Agreement, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of HFS or the Company and its Subsidiaries and Joint Ventures or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of HFS or the Company and its Subsidiaries and Joint Ventures or the existence or possible existence of any Default or Event of Default.

          13.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and neither Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.


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          13.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          13.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Company, the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          13.07 The Agents in their Individual Capacities. With respect to its obligation to make Loans and issue Letters of Credit under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes", "Issuing Bank" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          13.08 Holders. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee,

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assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          13.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks, and such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Syndication Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving written notice thereof to the Company and the Banks, and such resignation shall take effect immediately.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than $250,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          SECTION 14. Miscellaneous.

          14.01 Payment of Expenses, etc. The Company shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments

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referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of each Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and, following and during the continuation of an Event of Default, for each of the Banks);
(ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Canadian Acquisition or the Recapitalization) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries (but excluding, in each case, any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross

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negligence or willful misconduct of the Person to be
indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          14.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any Subsidiary Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches, agencies or affiliates of such Bank wherever located) to or for the credit or the account of the Company or any Subsidiary Guarantor against and on account of the Obligations and liabilities of the Company or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at the Company's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent

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by telex or telecopier, except that notices and communications to each Agent and the Company shall not be effective until received by such Agent or the Company, as the case may be.

          14.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Required Banks (or all Banks in the case of the Company or HFS) and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Section 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in the Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.


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          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and Revolving C$ Loan Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Company's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and Revolving C$ Loan Commitments, (iii) the consent of each of the Administrative Agent, the Company and the Issuing Bank shall be required in connection with any such assignment pursuant to clause (y) above (which consent, in each case, shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and Revolving C$ Loan Commitment. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 14.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).


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          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (d) The parties hereto acknowledge and agree that HFS has certain rights to repurchase the Loans and Revolving Loan Commitments in full as provided in Section 5 of the HFS Subordination Agreement.

          (e) Any sale or transfer of a Revolving Loan Commitment by any Bank shall also constitute a sale or transfer by such Bank of a ratable portion of its Revolving C$ Loan Commitment.

          14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party, any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          14.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.


          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker' s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal

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of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter
of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non- Defaulting Banks as opposed to Defaulting Banks.

          14.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that, (i) as provided in the definition of Subsidiary, Unrestricted Subsidiaries shall not be included for any purposes of this Agreement (including the computations and calculations described in the immediately succeeding clause (ii)) as Subsidiaries of the Company, (y) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Cumulative Retained Residual Excess Cash Flow Amount, and all computations determining compliance with Sections 10.03 and 10.05 through 10.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical pro forma financial statements delivered to the Banks pursuant to Section 8.05(a) and (iii) for purposes of determining compliance with Sections 10.10 and 11.12 only, Adjusted Consolidated EBITDA of the Company or the Unrestricted Subsidiaries, as the case may be, shall be determined giving pro forma effect to sales and acquisitions of Hotel Properties and Acquired Businesses on the same basis as is provided in clause (v) of the definition of Pro Forma Basis contained herein.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the

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first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          14.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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          14.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

          14.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

          14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          14.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or, as contemplated by Section 13(b) of the HFS Guaranty, by the Agents), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) release HFS from its payment obligations pursuant to the HFS Guaranty (except as expressly provided therein), (iv) amend, modify or waive any provision of this Section 14.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by

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the Company or HFS of any of its rights and obligations under this Agreement or the HFS Guaranty, as the case may be; provided further, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment or Revolving C$ Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment or Total Revolving C$ Loan Commitment shall not constitute an increase of the Revolving Loan Commitment or Total Revolving C$ Loan Commitment of any Bank, and that an increase in the available portion of the Revolving Loan Commitment or Revolving C$ Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment or Revolving C$ Loan Commitment of such Bank),
(w) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the applicable Agent, amend, modify or waive any provision of Section 13 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent,
(y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Supermajority Banks, amend, modify or waive any Scheduled Commitment Reduction.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and Revolving C$ Loan Commitment in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Revolving Loan Commitment and Revolving C$ Loan Commitment terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and Revolving C$ Loan Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Company shall not have the right

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to replace a Bank, terminate its Revolving Loan Commitment and Revolving C$
Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

          (c) It is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of HFS.

          14.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          14.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          14.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.15, each Bank agrees that it will not disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.15 to the same extent as such Bank) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as

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may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent or any Bank and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to be bound by the provisions contained in this Section.

          (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 14.15 to the same extent as such Bank.

          14.16 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 14.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments and Revolving C$ Loan Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect a Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment and Revolving C$ Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment or Revolving c$ Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving C$ Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving C$ Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Revolving Loan Commitment and the Revolving C$ Loan Commitment and the Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

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The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.16 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

          14.17 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Company that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Company pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Company that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 14.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

          14.18 Certain Provisions Regarding Joint Ventures. Notwithstanding anything to the contrary contained in this Agreement, (i) no Default or Event of Default shall arise under Section 11.02 or 11.03 as a result of any action (or failure to take any action) by any Non-Subsidiary Joint Venture, or as a result of any event, condition, fact or circumstance with respect to any Non-Subsidiary Joint Venture, in each case to the extent that neither the Company nor any of its Subsidiaries have voting or management control with respect to the affairs of such Non- Subsidiary Joint Venture and neither the Company nor any such Subsidiary thereof consented to any such action (or failure to act), (ii) neither the Company nor any of its Subsidiaries will relinquish voting or management control over any Material Joint Venture in which it has such control other than in connection with the sale of the Company's or such Subsidiary's entire equity interest in such Material Joint Venture, (iii) neither the Company nor any of its Subsidiaries will reduce their ownership interest in any Material Joint Venture in which they own a greater than 50% interest to an ownership interest of 50% or less in such Material Joint Venture and (iv) neither the Company nor any of its Subsidiaries shall consent to any action to be taken

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by any Joint Venture if such action would give rise to a Default or an Event of
Default hereunder.

          14.19 Judgment; Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one Currency into another Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in or receipt of a currency (the "Alternate Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any such sum so due in the Alternate Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Alternate Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be), such Bank or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

605 Third Avenue                            CHARTWELL LEISURE INC.
New York, New York  10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644              By  /s/ Martin L. Edelman
Attention: Kenneth Weber                        Name:   MARTIN L. EDELMAN
                                                Title:  President


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Address:                                    CHARTWELL CANADA CORP.

605 Third Avenue
New York, New York  10158                   By  /s/ Samuel Rosenberg
Telephone No.: (212) 692-1400                   Name:   SAMUEL ROSENBERG
Telecopier No.: (212) 867-4644                  Title:  Treasurer
Attention: Kenneth Weber

                                             THE CHASE MANHATTAN BANK,
                                               Individually and as
                                               Administrative Agent


                                            By   /s/ William T. Caggiano
                                                 Name:   WILLIAM T. CAGGIANO
                                                 Title:  Managing Director


                                            THE BANK OF NOVA SCOTIA,
                                               Individually and as
                                               Syndication Agent


                                            By    /s/ Stephen Lockhart
                                                  Name:   STEPHEN LOCKHART
                                                  Title:  Vice-President

                                            BANQUE PARIBAS


                                            By    /s/ Duane P. Helkowski
                                                  Name:   DUANE P. HELKOWSKI
                                                  Title:  Assistant
                                                           Vice President

                                            By    /s/ Mary T. Finnegan
                                                  -----------------------------
                                                  Title: Assistant Vice
                                                          President
                                                  Title: Group Vice
                                                          President

                                            CIBC, INC.


                                            By    /s/ Justin Sendak
                                                  Name:   JUSTIN SENDAK
                                                  Title:  Associate Director

                                            MELLON BANK, N.A.


                                            By    /s/ Caroline R. Walsh
                                                  Name:  CAROLINE R. WALSH
                                                  Title: Assistant Vice
                                                          President

                                            NATIONSBANK, N.A.


                                            By    /s/ Eileen C. Higgins
                                                  Name:  EILEEN C. HIGGINS
                                                  Title: Vice President

                                                       155

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                                                                     SCHEDULE I


                                  COMMITMENTS



                                        Revolving             Revolving C$
                                        Loan                  Loan
Bank                                    Commitment            Commitment

The Chase Manhattan Bank                $34,000,000           C$21,533,334

The Bank of Nova Scotia                 $34,000,000           C$21,533,334

Banque Paribas                          $15,000,000            C$9,500,000

CIBC, Inc.                              $25,000,000           C$15,833,333

Mellon Bank, N.A.                       $25,000,000           C$15,833,333

NationsBank, N.A.                       $17,000,000           C$10,766,666

TOTAL:                                  ___________           ___________

                                        $150,000,000          C$95,000,000



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

                                                                    SCHEDULE II


                                 BANK ADDRESSES


The Chase Manhattan Bank          270 Park Avenue
                                  New York, New York 10017
                                  Telephone No.: (212) 270-1338
                                           Telecopier No.: (212) 972-0009
                                  Attention: William Caggiano

                                  with a copy to:

                                  Chase Agent Bank Services
                                  140 East 45th Street, 29th Floor
                                  New York, New York 10017
                                  Telephone No.: (212) 622-0005
                                           Telecopier No.: (212) 622-0002
                                  Attention: Sandra Miklave


The Bank of Nova Scotia           One Liberty Plaza
                                  New York, New York  10006
                                  Telephone No.: (212) 225-5027
                                  Telecopier No.: (212) 225-5090 or
                                  225-5091
                                  Attention:  Frank Monfalcone


Banque Paribas                    787 Seventh Avenue
                                  New York, New York  10019
                                           Telephone No.: (212) 841-2940
                                  Telecopier No.: (212) 841-2333
                                  Attention:  Duane Helkowski


CIBC, Inc.                        425 Lexington Avenue
                                  New York, New York  10017
                                  Telephone No.: (212) 856-3683
                                  Telecopier No.: (212) 856-3991
                                  Attention:  Justin Sendak


Mellon Bank, N.A.                 65 East 55th Street
                                  New York, NY  10022
                                  Telephone No.: (212) 702-5347
                                  Telecopier No.: (212) 702-5269
                                  Attention:  Caroline Walsh



C/M  11752.0000 414856.1

NationsBank, N.A.                 NationsBank NC1-007-20-01
                                  100 N. Tyron St.
                                  Charlotte, NC 28255
                                  Telephone No.: (704) 386-8314
                                  Telecopier No.: (704) 386-6453
                                  Attention:  David Wiles

C/M  11752.0000 414856.1

                                                                   SCHEDULE III


                            [INTENTIONALLY OMITTED]


C/M  11752.0000 414856.1

                                                                   SCHEDULE VII


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